                                                       Registration No. 333-5753
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION

                      PRE-EFFECTIVE AMENDMENT NO. 3 TO
                                   FORM S-1

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          EXIGENT INTERNATIONAL, INC.
            (Exact name of registrant as specified in its charter)

    Delaware                          7373                           59-3379927
(State of Incorporation)       (Primary Standard                   (IRS Employer
                             Industrial Classification            Identification
                                 Code Number)                         Number)

              ____________________________________________________

                                1225 Evans Road
                        Melbourne, Florida   32904-2314
                                (407) 723-3999
                       (Address and telephone number of
                   Registrant's principal executive offices)

                          Jeffrey C. Clift, President
                          Exigent International, Inc.
                                1225 Evans Road
                        Melbourne, Florida   32904-2314
                                (407) 723-3999
           (Name, address and telephone number of agent for service)

                        Copy to: Lynn H. Wangerin, Esq.
                             Ogden Newell & Welch
                           1200 One Riverfront Plaza
                          Louisville, Kentucky 40202
                                (502) 582-1601
                                (502) 581-9564  (facsimile)

              ____________________________________________________

          Approximate date of commencement of proposed distribution to public:
As soon as practicable after the registration statement becomes effective.

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [x]

          If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering . [_]

          If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

          If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

          The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

                        CALCULATION OF REGISTRATION FEE

Title of each class         Amount to        Proposed maximum       Proposed maximum          Amount of
of securities to be       be registered        offering price       aggregate offering      registration fee
    registered                                    per unit                price
Common Shares(1)            2,449,975             $0.881              $2,158,428              $  745
Common Shares(2)            1,070,270             $ 3.00              $3,210,810              $1,108
Common Stock
 Purchase Warrants(3)       1,070,270             $   (4)             $       (4)             $   (4)
      Total Fee                                                                               $1,853

     (1) There is no offering price. These securities include 300,000 shares issued to Monogenesis Corporation at a price of $0.01 per share. Monogenesis Corporation will distribute most of such shares to its shareholders as a dividend at a rate of 125 shares for each share of Monogenesis Corporation held. The remaining shares are to be offered for sale at market price from time to time and are currently held 1,704,430 shares by the Software Technology, Inc. Restated Employee Stock Ownership Plan and Trust and 445,545 shares by other shareholders of Exigent International, Inc. The fee computation is based upon book value of Software Technology, Inc., the wholly owned subsidiary of Exigent International, Inc., as of January 31, 1996.

     (2) These are the Common Shares which will be issued in the event that the Common Stock Purchase Warrants are exercised. The maximum offering price is based upon the exercise price of the warrants.

     (3) The warrants include 425,000 warrants, most of which will be distributed to shareholders of Monogenesis Corporation as a dividend of 200 warrants for each share of stock of Monogenesis Corporation held, and 645,270 warrants to be offered for sale at market prices from time to time which are held as follows: 229,896 warrants are held by the Software Technology, Inc. Restated Employee Stock Ownership Plan and Trust, 240,378 warrants are held by other shareholders of Exigent International and 174,996 warrants are held by Joseph Walker and Sons, Inc.

     (4) The warrants are registered in the same registration statement as the Common Shares underlying the warrants and, therefore, no separate registration fee is required pursuant to Rule 457(g).

                          EXIGENT INTERNATIONAL, INC.

                             CROSS REFERENCE SHEET


                                                                                                               PAGE
ITEM NUMBER - PART I, S-1                                                LOCATION                             NUMBER
-------------------------                                                --------                             ------
 1.       Forepart of the Registration Statement and                     Same                                   1
          Outside Front Cover Page of Prospectus

2.        Inside Front and Outside Back Cover Pages of                   Same                                 2, 98
          Prospectus

3.        Summary Information, Risk Factors and Ratio                    Summary; Risk Factors                2, 7
          of Earnings to Fixed Charges

4.        Use of Proceeds                                                Use of Proceeds                      14

5.        Determination of Offering Price                                Risk Factors - Absence of            11
                                                                         Trading Market

6.        Dilution                                                       Risk Factors - Dilution as a         11
                                                                         Result of ESOP

7.        Selling Security Holders                                       Risk Factors - Shares              12, 35
                                                                         Available for Resale; Plan of
                                                                         Distribution; Principal and
                                                                         Selling Shareholders and
                                                                         Security Ownership of
                                                                         Management

8.        Plan of Distribution                                           Plan of Distribution                 12

9.        Description of Securities to Be Registered                     Securities                           38

10.       Interests of Named Experts and Counsel                         Not applicable

11.       Information With Respect to the Registrant

          (a)  Description of business                                   Business                             16

          (b)  Description of property                                   Business - Property                  25

          (c)  Legal proceedings                                         Legal Proceedings

          (d)  Market price of and dividends on the                      Risk Factors - Absence of         12, 38, 41
               registrant's common stock and related                     Trading Market; Securities;
               stockholder matters                                       Dividends

          (e)  Financial statements                                      Financial Statements                 45

          (f)  Selected financial data                                   Summary - Selected Financial          4
                                                                         Data

          (g)  Supplementary financial information                       Not applicable

          (h)  Management's discussion and analysis of                   Management's Discussion and          26
               financial condition and results of                        Analysis of Financial
               operations                                                Condition and Results of
                                                                         Operations

          (i)  Changes in and disagreements with                         Not applicable
               accountants on accounting and financial
               disclosure

          (j)  Directors and executive officers                          Management                           31

          (k)  Executive compensation                                    Management - Executive               33
                                                                         Compensation

          (l)  Security ownership of certain beneficial                  Principal and Selling                35
               owners and management                                     Shareholders and Security
                                                                         Ownership of Management

          (m)  Certain relationships and related                         Management - Certain                 35
               transactions                                              Transactions

12.       Disclosure of Commission Position on                           Liability and Indemnification        42
          Indemnification for Securities Act Liabilities                 of Directors and Officers

PROSPECTUS
----------

                          EXIGENT INTERNATIONAL, INC.
                                1225 Evans Road
                        Melbourne, Florida   32904-2314
                                (407) 723-3999

                    3,520,245 Common Shares (the "Shares")
                         (par value, $0.01 per share)
           1,070,270 Common Stock Purchase Warrants (the "Warrants")

     Exigent International, Inc. (the "Issuer") is registering 300,000 Shares and 425,000 Warrants in connection with a distribution by Monogenesis Corporation ("Monogenesis"), a closed-end investment company with approximately 1,200 institutional shareholders. Monogenesis will distribute to its shareholders 125 Shares and 200 Warrants for each share of stock of Monogenesis held (the "Distribution") and will be an underwriter as defined in the Securities Act of 1933, as amended (the "1933 Act"). See "Plan of Distribution." After the Distribution, Monogenesis will own approximately 1% of the outstanding Common Shares of the Issuer. The Issuer will not receive any funds from the Distribution, but will receive funds if any Warrants are exercised.

     Each Warrant entitles the holder to purchase one Common Share at $3.00 per share for 36 months. There can be no assurance that the price of a Common Share will equal or exceed the exercise price of the Warrants or that it will be profitable for a holder to exercise any Warrants. See "Securities." The Issuer is also registering the Shares which may be issued upon exercise of the Warrants.

     The purpose of the Distribution is to attempt to establish a public trading market in the Shares: (i) to facilitate acquisitions and access to equity capital and (ii) to provide liquidity for employee stock incentive programs and existing shareholders. There is no current public trading market for the Shares or the Warrants and, although the Issuer believes a market will develop, there can be no assurance that a market will develop after the Distribution. See "Risk Factors -Absence of Trading Market."


     The Shares and Warrants offered hereby, other than the Shares and Warrants issued to Monogenesis and the Shares underlying the Warrants issued to Monogenesis, are owned by those individuals who are named herein (the "Selling Shareholders"). See "Principal and Selling Shareholders and Security Ownership of Management." The Issuer will not receive any proceeds from the sale of these Shares or Warrants, but will receive proceeds if any of the Warrants are exercised. The Shares and the Warrants held by the Selling Shareholders as well as Shares received by Selling Shareholders upon exercise of the Warrants may be sold by them or by permitted transferees from time to time. Such sales may be made on the exchange on which the Shares and Warrants trade, if any, in the over-the-counter market, or in negotiated transactions, at market price or at negotiated prices and terms. Upon any sale of the securities offered hereby by Selling Shareholders, Selling Shareholders or permitted transferees and participating agents, brokers or dealers may be deemed to be underwriters as defined in the 1933 Act and commissions, discounts or any profit realized on the resale of such securities may be deemed to be underwriting commissions or discounts. See "Plan of Distribution."

     The Issuer will pay the expenses of this registration (approximately $85,000) other than any brokerage commissions or discounts in connection with the sale of a shareholder's securities.

     Holders of Common Shares of the Issuer may elect only 25% of the board of directors. Holders of Class A Preferred Shares will elect 75% of the board of directors and thereby control the Issuer. See "Risk Factors - Control by Holders of Class A Preferred Shares."

     THE SHARES AND WARRANTS INVOLVE A HIGH DEGREE OF RISK, ARE ILLIQUID AND SHOULD ONLY BE PURCHASED BY INVESTORS THAT CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. SEE "RISK FACTORS" AT PAGE 7.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                   A MONOGENESIS INSTITUTIONAL DISTRIBUTION


             The date of this Prospectus is________________, 1997.

                            ADDITIONAL INFORMATION
                            ----------------------

     The Issuer will furnish annual reports containing audited financial statements to its shareholders. Additional unaudited reports may be provided to shareholders at such time as the Issuer may determine or as required by law. The Issuer is not currently required to file reports under the Securities Exchange Act of 1934 (the "1934 Act"), but will become subject to reporting requirements upon effectiveness of the registration statement. See "Plan of Distribution."

     The Issuer has filed a registration statement (which term shall include all amendments, exhibits and schedules) on Form S-1 under the 1933 Act with the Securities and Exchange Commission (the "Commission") in Washington, D.C. This Prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement as filed including the exhibits thereto. The registration statement may be reviewed without charge at the Commission's principal place of business in Washington, D.C. Copies of the registration statement may be obtained from the Public Reference Section of the Commission located at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed prices. In addition, the Issuer is an electronic filer. The Commission maintains a web site which contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the Commission's Web site is http://www.sec.gov. Statements made in this Prospectus as to the contents of any contract or other document are not necessarily complete, and, where such contract or other document has been filed as an exhibit to the registration statement, reference is hereby made to such exhibit and each such statement is qualified in all respects by such reference.

                              SUMMARY
                              -------

     The following is a summary of certain information contained elsewhere in the Prospectus. Reference is made to, and this summary is qualified by, the more detailed information set forth in the Prospectus, which should be read in its entirety.

THE DISTRIBUTION
----------------

Distributed Company......        Exigent International, Inc. (the "Issuer"), a
                                 Delaware corporation, was formed to act as a
                                 holding company and acquired all of the issued
                                 and outstanding stock of Software Technology,
                                 Inc. ("STI") in exchange for 3,486,600 Common
                                 Shares and 697,320 Class A Preferred Shares of
                                 the Issuer. The Issuer also issued 645,270
                                 Warrants to STI shareholders and Joseph Walker
                                 & Sons, Inc. ("JWSI") in exchange for warrants
                                 of STI. See "Business -General" and
                                 "Securities."

Distributing Company.....        Monogenesis Corporation, a Delaware
                                 corporation, pursuant to a resolution of its
                                 board of directors is distributing Common
                                 Shares and Warrants of the Issuer which it
                                 purchased from the Issuer as a dividend to its
                                 shareholders of record on ___________, 1996.
                                 See "Plan of Distribution" and "Management -
                                 Certain Transactions."

Distribution Ratio............   Each Monogenesis shareholder will value $0.01
                                 per share, and 200 Warrants of the Issuer for each share of Monogenesis stock held by it. See
                                 "Plan of Distribution." After the Distribution,
                                 Monogenesis will own approximately 1% of the outstanding Common Shares of the Issuer.

Distribution Agent............   Mid-America Bank of Louisville and Shares to be
                                 Monogenesis' transfer agent, will act as distribution agent, transfer agent and warrant agent for the Issuer. See "Securities -Transfer
                                 Agent and Registrar."


Shares to be Distributed......   The Common Shares to be distributed will
                                 constitute approximately 6.6% of the issued and outstanding Common Shares, and approximately
                                 5.6% of the total issued and outstanding stock of all classes of common stock of the Issuer.
                                 The Issuer will not receive any proceeds from the distribution of these shares. However, the Issuer will receive proceeds if any Warrants are exercised. See "Plan of Distribution" and "Securities."

Warrants to be Distributed....   The Warrants to be distributed will constitute
                                 approximately 37.5% of the issued and
                                 outstanding Warrants. Each Warrant entitles the holder to purchase one Common Share of the Issuer at an exercise price of $3.00 per share and may be exercised during the 36 month period following issuance of the Warrant. The Common
                                 Shares and the Warrants are separately
                                 transferable. See "Securities."

Distribution Date.............   Certificates representing the Shares and the
                                 Warrants will be mailed to Monogenesis
                                 shareholders as soon as practical after the date of this Prospectus. See "Plan of Distribution."

 Sales of Shares and Warrants By 2,149,975 Common Shares and all
 Selling Shareholders.........   Warrants held by certain shareholders of the
                                 Issuer, by the Software Technology, Inc.
                                 Restated Employee and Stock Ownership Plan and
                                 Trust (the "ESOP") and by JWSI will be
                                 registered and available for resale from time to time subject to certain limitations. See
                                 "Principle Shareholders and Security Ownership of Management." These shares constitute approximately 56.8% of the issued and outstanding Common Shares, and approximately
                                 47.9% of the total issued and outstanding stock of all classes of common stock of the Issuer.
                                 The Issuer will not receive any proceeds from the sale of these Shares or Warrants; however, it will receive proceeds if any Warrants are exercised. See "Risk Factors - Shares Available for Resale" and "Plan of Distribution."

Trading Market................   There will be no immediate trading market for
                                 the Shares or the Warrants. See "Risk Factors-
                                 Absence of Trading Market." The Issuer is registering the Shares and Warrants to attempt to establish a public trading market in the Shares. There can be no assurance that a market will develop.

THE ISSUER
----------

     Exigent International, Inc. (the "Issuer"), a Delaware corporation, was formed to acquire and hold all of the issued and outstanding stock of Software Technology, Inc. ("STI"). The Issuer acquired all of the issued and outstanding stock and warrants of STI, a Florida corporation, in exchange for stock and Warrants of the Issuer. See "Business - General." Management of STI and the Issuer anticipates that at some point in the future it may be advantageous to acquire additional businesses and that the Issuer's stock, especially if a trading market in the stock has developed, might be used as some or all of the consideration for such acquisitions. Currently, the Issuer owns only the STI stock and has no other operations.

     The Issuer's wholly owned subsidiary, STI, is a systems and software engineering firm which provides technical solutions for government and industry. STI specializes in command and control applications for ground, flight, test and process control relating to satellite technology. It also provides systems and software engineering services and commercial off-the-shelf ("COTS") products for real-time command, control and data acquisition systems such as OS/COMET/TM/, a commercially available command and control development and support system. In addition, STI has developed and markets an airport security and control system, currently used primarily outside of the United States, and a data switching unit which provides rapid switching of data received to several devices simultaneously and is currently used by telecommunications companies and satellite ground stations. See "Business."

     The Issuer was incorporated on March 25, 1996. It's principal office is located at 1225 Evans Road, Melbourne, Florida 32904-2314. The telephone number is (407) 723-3999. STI was incorporated on June 13, 1978 and has the same principal office as the Issuer. See "Business -History."

SELECTED FINANCIAL DATA
-----------------------

     The selected financial data is that of STI. The pro forma figures of net income per share and stockholders' equity per share reflect the capitalization of the Issuer.

--------------------------------------------------------------------------------
Statement of Earnings Data (1):
--------------------------------------------------------------------------------


                                                Nine Months Ended October 31,
                                                 (Amounts in thousands except
                                                      per share amounts)
                                              ----------------------------------

                                                    1996             1995
                                                    ----             ----
Revenues                                           22,763           $18,368
     Cost of Sales                                (17,927)          (13,931)

Gross Profit                                        4,836             4,437

  General and Administrative Expenses              (3,644)           (2,444)
     Research and Development Costs                   (68)             (121)

Operating Income                                    1,124             1,872
     Total Other Income (Expense)                      12                (9)

Income before Taxes                                 1,136             1,863
     Income Tax Expense                              (551)             (713)
                                                   $  585
Net Income                                                         $  1,150

Net Income per Pro Forma Common Share               $0.13             $0.26
  and Common Share Equivalent (2)



                                                        Years Ended January 31,
                                                     (Amounts in thousands except
                                                          per share amounts)
                                       ---------------------------------------------------------

                                           1996       1995        1994       1993       1992
                                           ----       ----        ----       ----       ----
Revenues                                  $25,292    $19,761     $16,761    $14,913    $15,233
  Cost of Sales                           (19,408)   (16,064)    (13,401)   (12,234)   (12,519)

Gross Profit                                5,884      3,697       3,360      2,679      2,714

  General and Administrative Expenses      (3,841)    (2,539)     (2,511)    (1,805)    (1,910)
  Research and Development Costs             (155)      (102)       (126)       (84)        (3)

Operating Income                            1,888      1,056         723        790        801
  Total Other Income (Expense)                 (1)        20         (13)        20         35

Income before Taxes                         1,887      1,076         710        810        836
  Income Tax Expense                         (755)      (354)       (216)      (357)      (323)

Net Income                                  1,132    $   722     $   494    $   453    $   513

Income per Pro Forma Common Share
  and Common Share Equivalent (2)           $0.25      $0.16       $0.11      $0.10      $0.11
Dividends paid

                                            $(178)   $   (89)    $   (89)   $   (89)   $   (89)
Dividends paid per share outstanding        $0.30      $0.15       $0.15      $0.15      $0.15

--------------------------------------------------------------------------------

Balance Sheet Data (1):
--------------------------------------------------------------------------------


                                                            Nine Months Ended October 31, 1996
                                                               (Amounts in thousands except
                                                                    per share amounts)
                                                           ------------------------------------
Total Assets                                                             $9,927

Total Long-Term Liabilities (3)                                             362

Total Stockholders' Equity                                               $6,956


Stockholders' Equity Per Pro Forma Common Share                          $ 1.55
  and Common Share Equivalent (2)


                                                                 Years Ended January 31,
                                                               (Amounts in thousands except
                                                                    per share amounts)
                                                       -------------------------------------------
                                                          1996     1995     1994     1993     1992
                                                          ----     ----     ----     ----     ----
Total Assets                                            $8,248   $6,471   $4,631   $4,224   $4,032

Total Long-Term Liabilities (3)                         $   10   $   17      ---   $    4   $   56

Total Stockholders' Equity                              $4,893   $3,939   $3,306   $2,901   $2,537


Stockholders' Equity Per Pro Forma                      $ 1.09   $ 0.88   $ 0.86   $ 0.65   $ 0.57
 Common Share Equivalent (2)

Dividends Declared Per Pro Forma Common Share           $ 0.04   $ 0.02   $ 0.02   $ 0.02   $ 0.02
 and Common Share Equivalent (2)

--------------------------------------------------------------------------------


(1) The statement of earnings data and the balance sheet data for 1996, 1995 and 1994 were derived from the audited financial statements of STI which are included in their entirety elsewhere in this Prospectus. Financial information presented for the nine months ended October 31, 1996 and 1995 was derived from financial statements prepared by management which are unaudited and which are included in their entirety elsewhere in this Prospectus. See "Financial Statements."

(2) Pro forma per share net income, stockholders' equity and dividends declared reflect the number of shares of the Issuer's common stock and common stock equivalent (Class A Preferred Shares) which are issued and outstanding as of the date hereof (4,483,920 shares) for all years rather than the number of shares of STI actually outstanding on the applicable dates and have been rounded to the nearest cent. These figures do not include Common Shares which may be issued upon exercise of the Warrants. See
     "Capitalization."

(3) The total long-term liabilities amounts exclude the current portion of such obligations.

                                 RISK FACTORS
                                 ------------

     The securities described in this Prospectus involve a high degree of risk. Prior to investing, prospective investors in the Shares and the Warrants should consider the following factors inherent in, and affecting the business of, the Issuer and its subsidiary, STI.

     LIMITED NUMBER OF CUSTOMERS.  Most of STI's business is developing
     ---------------------------
software and systems for satellite ground stations. See "Business." There are a limited number of customers for this technology. In addition, more than 60% of STI's revenues are derived from two customers. See "Management's Discussion and Analysis of Financial Condition and Results of Operations." The expiration of any of these contracts without replacement with comparable contracts or the loss of any of any one of these customers for any reason could materially affect STI's income. STI has designated diversification as a priority and has made progress in diversifying over the last three years. See "Business - General" and "Management's Discussion and Analysis of Financial Condition and Results of Operations." Management also hopes that additional emphasis on marketing existing products such as satellite systems or airport security systems or their components will diversify STI's customer base and thereby reduce the risks associated with reliance on a limited number of customers. See "Business - Products."

     DEPENDENCE ON GOVERNMENT CONTRACTS.  More than half of STI's current
     ----------------------------------
revenues come from contracts with various agencies of the U.S. Government with approximately 24% of such revenues attributable to contracts with the Naval Research Laboratory. See "Risk Factors - Limited Number of Customers." STI is working to expand its contracts with commercial entities but expects a large percentage of its revenues to continue to be derived from contracts with U.S. government agencies. See "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations." The loss or termination of any one of the larger government contracts due to funding cuts or contract termination contracts without renewal or replacement with contracts of similar value could significantly affect STI's performance. Most government contracts, even if they have a longer term, are cancelable by the government agency after the first or second year.

     FIXED PRICE CONTRACTS.  STI principally performs under software development
     ---------------------
and/or operations and maintenance contracts. Approximately 20% of revenues from current contracts were derived from contracts under which STI commits to deliver software that meets specific requirements for a fixed price that is negotiated prior to development. The proposed price is based on engineering estimates with suitable margins to accommodate reasonable contingencies. Should the actual cost to develop the software exceed the fixed price due to miscalculations in the time needed to develop the program or unexpected programming difficulties, STI must complete the contract and incur whatever losses result. See "Business - Products."

     DEPENDENCE ON SATELLITE COMMAND AND CONTROL INDUSTRY.  Currently, most
     ----------------------------------------------------
of STI's revenues are derived from products and services related to the satellite command and control industry. Should this industry take a substantial downturn and the number of satellites deployed be materially reduced, STI's new business opportunities would be limited significantly.

However, management does not believe that a reduction is likely in the near future. See "Business." In addition, management is attempting to diversify STI's customer base as well as the industries in which it operates which, if successful, will minimize the impact of any decline in the industry.

     ONGOING SUPPORT REQUIREMENTS.  STI has committed under various contracts
     ----------------------------
and licenses to provide support and maintenance for certain of its software products. See "Business." Under these agreements, STI is required to maintain some number of staff members familiar with that version of the product to provide customer service.

     COMPETITION.  STI believes it is one of only three companies in the
     -----------
United States that derive substantially all of their revenue from development of tracking, telemetry, command and control software related to satellites and satellite ground station support and is the largest of the three. In addition to these companies, at least eight large aerospace/defense contractors have developed tracking, telemetry, command and control software either in-house as primary contractors or through outsourcing or subcontractors (including STI in some cases). Thus, some of STI's competitors are also its customers. These larger competitors have significantly greater financial resources than STI, although income from such products represent only a small portion of their total revenue. See "Business - Competition." There can be no assurance that STI can continue to compete effectively with these companies or maintain them as customers while competing with them on other projects.

     CHANGING TECHNOLOGY.   The computer industry is technology driven and
     -------------------
shows rapid changes in what is state-of-the-art. To be successful in this industry, a company must be able to produce products, and to continuously update existing products, so that its products are at all times state-of-the-art. Any of STI's products could become obsolete at any time due to rapid technological changes and STI may not be able to update its products quickly enough to remain competitive. See "Risk Factors - Research and Development" and "Business - Research and Development."

     INTELLECTUAL PROPERTY RIGHTS. Under some government contracts, STI
     ----------------------------
develops software that it decides to commercialize by investing additional research and development funds and then marketing the software as a product. In some cases, the government contracts preclude STI from selling the resulting product to any government agencies. If the primary market for a potential product is government agencies, STI may not be able to recover invested funds through sale of the product. Management of STI is aware of this issue and strives to reach agreements as to these matters at the inception of the contract to prevent any problems with limitations on resale.

     SECURITY CLEARANCE.   Many of STI's contracts with government agencies
     ------------------
require that certain of its employees and procedures meet security clearance requirements. STI has not had any problems meeting these requirements, but should one develop, it could lose a significant portion of its contracts.

     GENERAL ENVIRONMENTAL.   STI is the lessee of several parcels of real
     ---------------------
estate on which its operations are located. Accordingly, STI is an "operator" under applicable state and federal environmental laws. As an operator, STI is potentially responsible for the clean-up of any hazardous or toxic materials that may be improperly located in any of its facilities. The development and manufacturing processes of STI do not generate any significant quantities of hazardous or toxic materials. See "Business - Manufacturing." The officers of STI are not aware of any hazardous materials improperly located at any of STI's facilities.

     RELIANCE ON EXISTING MANAGEMENT.  STI's success is dependent upon the
     -------------------------------
capabilities and reputation of its senior management and technical personnel and on their maintaining or enhancing existing relationships with STI's customers. See "Management." The loss of key officers, managers or senior technical staff could have a materially adverse affect on STI's business. In such event, there can be no assurance that STI could attract qualified replacements.

     SHORTAGE OF QUALIFIED EMPLOYEES.  As a result of the expansion of the
     -------------------------------
number of business users of computers and the expansion in demand for computer services and custom software programming, there is a short supply of computer professionals. The situation is not expected to improve in the near future. As a result, many computer programming companies have a year or two year backlog of high end computer applications awaiting programming. Thus, it is possible that STI could have problems finding, keeping and replacing employees. However, defense contractors have laid off many of their computer/engineering employees and this trend is expected to continue thereby creating a pool of employees who would likely have at least some of the expertise needed by STI. In addition, STI has developed and maintains an employee benefit program which management believes to be superior to that of most of its competitors and will help it attract and retain qualified employees.

     CAPITAL REQUIREMENTS.  The Issuer and STI believe that they have
     --------------------
sufficient capital to meet their needs through fiscal year 1997. Should additional capital be required in the future, however, there can be no assurance that the Issuer or STI will be able to obtain this funding or that sufficient debt or equity financing will be available to meet any such capital requirements. All of STI's accounts receivable and equipment are pledged as collateral on a term loan and line of credit and STI is prohibited from incurring additional indebtedness without the prior approval of the lender. In the event of a violation by STI of the loan documents, the lender could declare the indebtedness to be immediately due and payable and foreclose on the collateral.

     OS/COMET/TM/ WARRANTY AND SUPPORT.  During the past year, STI has sold its
     ------------------------------
primary commercial product, OS/COMET/TM/, to several large satellite programs and committed to support this product over the lifetime of these programs (ten years or more). There is no history of the cost to STI supporting this product. In fiscal year 1997, STI put maintenance contracts in place to cover the estimated cost of supporting OS/COMET/TM/ during this time frame, but unusual problems beyond the reasonable expectations of STI could cost more to correct than the contract price.

     PATENTS AND COPYRIGHTS.  The management of STI does not know of any
     ----------------------
circumstances in which any component of its products infringes on any intellectual property right of another. However, STI does not routinely do patent searches on its designs and there is a possibility that its computer hardware designs or software algorithms infringe on intellectual property rights of others, which rights may be protected by copyright, patent or other common law rights. In the event that STI has infringed on any such rights, it could be required to pay damages. In addition, if STI were unable to change the design of such product so that it no longer infringed on any intellectual property rights, it would lose the ability to sell such product as well as the benefits of all previous marketing efforts and name recognition associated with the product. Even if alterations to avoid any intellectual property problems were possible, the product as changed might not be successful in the marketplace.

     TRADEMARKS.  Management of STI does not believe that it is infringing on
     ----------
the trademark of any other entity in the world. STI has recently filed an application to register the name "OS/COMET/TM/" with the U.S. Patent and Trademark Office ("PTO"). Based upon the results of a search of the records of the PTO, management believes that the application will mature to registration. In addition, the Issuer intends to file an application to register its name "Exigent International" which application management also believes will mature to registration based upon a search of the PTO records. If either of those applications should be denied registration, STI and the Issuer may lose the benefits of previous marketing and name recognition. In addition, STI has not applied for or registered its name and may be unable to register it. Management is aware of at least one other company using the name. Although management does not believe the other company does business in the aerospace industry, if STI were prohibited from using the name, it would lose the benefits of name recognition and its previous marketing.

     LACK OF OPERATIONAL HISTORY.  The Issuer was incorporated on March 25,
     ---------------------------
1996 and has not yet engaged in business other than the acquisition of STI as described in this Prospectus. See "Plan of Distribution." It therefore has no earnings record. However, the Issuer's wholly owned subsidiary, STI, has been in business since 1978 and had earnings before payment of taxes of the following amounts for the fiscal years ended January 31: $1,887,141 for 1996; $1,075,935 for 1995; and $709,510 for 1994. See "Selected Financial Data" and "Financial Statements."

     CURRENT PROSPECTUS AND STATE "BLUE SKY" REGISTRATION OR EXEMPTION
     -----------------------------------------------------------------
REQUIRED TO EXERCISE THE WARRANTS.  Holders of the Warrants will have the
---------------------------------
right to exercise the Warrants to purchase Common Shares only if such shares qualify for sale under state securities laws or are exempt from qualification under applicable securities or "blue sky" laws of the states in which the various holders of the Warrants then reside and there is available a current Prospectus permitting the sale of the Common Shares underlying the Warrants. The Issuer has undertaken and intends to use reasonable efforts to keep current a prospectus which will permit the sale of the Common Shares underlying the Warrants, but there can be no assurance that the Issuer will be able to do so. The Issuer is not required to qualify for sale the Common Shares in any state. The Warrants may lose some of all of their value if a prospectus covering the underlying shares is not kept effective or if the underlying shares are not, or cannot be, qualified in an applicable state. See "Securities."

     CONTROL BY HOLDERS OF CLASS A PREFERRED SHARES.  The Issuer has two
     ----------------------------------------------
classes of voting stock issued and outstanding: Common Shares and Class A Preferred Shares. Although each holder of Common Shares and Class A Preferred Shares is entitled to one vote for each share of stock held, the holders of Class A Preferred Shares are entitled to elect 75% of the members of the board of directors of the Issuer (presently seven members). Holders of Common Shares (together with holders of Class B Common Shares and any voting Preferred Shares other than Class A Preferred Shares) are only entitled to elect 25% of the members of the board of directors (presently three members). (If the number of issued and outstanding Common Shares, Class B Common Shares and voting Preferred Shares, other than Class A Preferred Shares, is less than 10% of the aggregate number of issued and outstanding shares of all classes, all directors will be elected by the holders of all shares voting together.) Thus, holders of Class A Preferred Shares will control the board of directors and therefore, the Issuer. Except with respect to matters which require voting by class, shareholders of all classes will vote together on all other matters properly brought before the shareholders. See "Principal Shareholders and Security Ownership of Management" and "Securities."

     DIVIDENDS.  The Issuer is newly formed and has not paid dividends.  It's
     ---------
only significant source of earnings out of which to pay dividends will be dividends it receives from its subsidiary, STI. STI has historically paid dividends to its shareholders. It declared $177,955 and $88,977 in dividends in years ended in 1996 and 1995, respectively. See "Financial Statements." In connection with a loan agreement entered into in 1995, STI is prohibited from taking certain actions without the prior approval of the lender including (i) declaring or paying dividends in excess of the lessor of 25% of net income or $100,000, (ii) merging or consolidating or (iii) selling substantially all of its assets. There is no guarantee that STI, and therefore the Issuer, will pay dividends in the future.

     AUTHORIZATION OF PREFERRED STOCK.  The Issuer's Certificate of
     --------------------------------
Incorporation authorizes the issuance of Preferred Shares with designations, rights and preferences as determined from time to time by its Board of Directors. Accordingly, the Board of Directors is empowered, without shareholder approval, to issue Preferred Shares with dividends, liquidation, conversion, voting or other rights that could adversely affect the dividends, liquidation rights, voting rights or other rights of the holders of Common Shares. Class A Preferred Shares which are currently authorized have a liquidation preference of $2.50 per share. The voting rights of any Preferred Shares, other than Class A Preferred Shares, however, are limited by the Certificate of Incorporation and cannot exceed the voting rights of any Common Shares. See "Risk Factors -Control by Holders of Class A Preferred Shares." In the event of issuance, Preferred Shares could be used, under certain circumstances, as a method of discouraging, delaying or preventing a change of control of the Issuer. See "Securities."

     DILUTION AS A RESULT OF ESOP.  STI has adopted an employee stock
     ----------------------------
ownership plan, Software Technology, Inc. Restated Employee Stock Ownership Plan and Trust (the "ESOP"). The ESOP currently owns 1,704,430 Common Shares and 340,886 Class A Preferred Shares of the Issuer. It also owns 229,896 Warrants. Under the governing instrument of the ESOP, the Board of Directors, in its sole discretion, may give cash or issue stock, or cause the Issuer to issue stock to the ESOP, for the benefit of the employees of STI. At such times as stock is issued to the ESOP, such issuance results in dilution to the shareholders of the Issuer.

     ABSENCE OF TRADING MARKET.  There is not an established public trading
     -------------------------
market for the Shares or the Warrants. The exercise price of the Warrants was determined by management of the

Issuer and Monogenesis. The Shares and the Warrants are illiquid and should only be purchased by investors that can afford to lose their entire investment. There can be no assurance as to the prices at which the Shares or the Warrants will trade or that such prices will not be significantly below the book value per share of the Shares. Until the Shares and the Warrants are fully distributed and an orderly market develops (if at all), the prices at which the Shares or the Warrants trade may fluctuate significantly. Prices for the Shares and the Warrants will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market, investor perception of the Issuer and the industry in which the Issuer participates, and general economic and market conditions.

     SHARES AVAILABLE FOR RESALE.  Approximately 35% of the issued and
     ---------------------------
outstanding Common Shares of the Issuer (all shares except the Common Shares described in this Prospectus) are "restricted securities" as such term is defined in Rule 144 promulgated under the Securities Act of 1933 (the "1933 Act"). (Class A Preferred Shares may be converted to Common Shares.) Sales of securities by affiliates of the Issuer may also be subject to Rule 144 resale limitations. Currently, approximately 91% of the restricted securities are held by Dean W. Boley, Rudiger D. Lichti, Don F. Riordan, Jr. and Daniel J. Stark. See "Principal Shareholders and Security Ownership of Management." In general, under Rule 144, if adequate public information is available with respect to the Issuer, beginning 90 days after the date of this Prospectus a person who has satisfied a two year holding period may sell, within any three month period, a number of shares which does not exceed the greater of 1% of the then outstanding shares of the class of securities in question or the average weekly trading volume during the four calendar weeks prior to such sale. Sales under Rule 144 are also subject to certain restrictions relating to manner of sale, notice and the availability of current public information about the issuer. Sales of restricted securities by a person who is not an affiliate of the issuer (as defined in the 1933 Act) and who has satisfied a three year holding period may be made without regard to volume limitations, manner of sale, notice or other requirements of Rule 144. The Issuer is unable to predict the effect that sales made pursuant to Rule 144 or other exemptions under the 1933 Act may have on the prevailing market price of the registered Common Shares, or when such sales may begin under the holding period requirements of Rule 144.

                             PLAN OF DISTRIBUTION
                             --------------------


     The Issuer issued 300,000 Common Shares and 425,000 Common Stock
Purchase Warrants to Monogenesis, the majority of which were distributed as of the date of this Prospectus to shareholders of Monogenesis at a rate of 125 Shares and 200 Warrants for each share of stock of Monogenesis held on ______________, 1996. Monogenesis purchased the Shares and Warrants at a price of $0.01 per Share or Warrant which is the par value of the Common Shares. The Issuer recorded $672,000 in expenses based on the fair market value of the 300,000 Common Shares issued to Monogenesis less the $.01 per share price Monogenesis paid for the shares as of the date of this Prospectus. In addition, Monogenesis agreed to distribute Shares and Warrants to its approximately 1,200 primarily institutional shareholders at the rate described above. The price was determined by Monogenesis and STI. Monogenesis will retain the Shares and Warrants not distributed and will own approximately 1% of the outstanding Common Shares of the Issuer after the Distribution. Monogenesis also received a structuring fee of $25,000 from STI. The Issuer and STI have agreed to pay the expenses of registering the Shares and Warrants issued to Monogenesis which expenses include legal, accounting, consulting, transfer agent and filing fees. Through the distribution of the Shares and the Warrants by Monogenesis (and the sale of Shares by the Selling Shareholders from time to time), the Issuer hopes to create a public trading market in its Common Shares to facilitate future acquisitions and access to equity capital and to provide liquidity for employee stock incentive programs and existing shareholders. See "Risk Factors - Absence of Trading Market."

     Since Monogenesis is purchasing Shares and Warrants with the intent to distribute, it is a statutory underwriter under the 1933 Act. Monogenesis is not a broker-dealer and has not participated in any traditional underwritings. It is a registered closed-end investment company under the Investment Company Act of 1940 and was formed to provide a mechanism for companies to become reporting companies under the 1934 Act in transactions similar to the Distribution. Monogenesis completed one such distribution in 1992. STI and the Selling Shareholders have agreed to indemnify Monogenesis against any liability arising out of a breach of any representation, warranty or covenant contained in the agreement with Monogenesis.

     Shareholders of Monogenesis that receive Shares and Warrants will receive such securities as a dividend. No holder of Monogenesis stock will be required to pay any cash or other consideration for the Shares or the Warrants received in the Distribution or surrender or exchange Monogenesis stock in order to receive Shares or Warrants. Holders of the Warrants will be required to pay the exercise price to exercise the Warrants. See "Securities."

     Shareholders, including the recipients of Common Shares distributed by Monogenesis, will be able to sell their Shares and Warrants which are registered, at any time, although the sale of securities by affiliates is limited under Rule 144. It is expected that, at such time as registered Shares or Warrants are sold, such securities will be sold through the selling efforts of brokers or dealers. There is no agreement with any specific brokers or dealers relating to the Shares or the Warrants nor has any plan of distribution or sale of the Shares or Warrants been developed, other than the dividend distribution to Monogenesis shareholders described above.

     The Shares and Warrants held by Selling Shareholders and registered hereunder may be disposed of from time to time by the Selling Shareholders, or by permitted transferees, in one or more transactions through any one or more of the following: (i) to purchasers directly; (ii) in ordinary brokerage transactions and transactions in which the broker solicits purchasers; (iii) through underwriters or dealers who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Shareholders or permitted transferees or from the purchasers of the securities for whom they may act as agent; (iv) by the pledge of the Shares or Warrants as security for any loan or obligation, including pledges to brokers or dealers who may, from time to time, effect distribution of the Shares or Warrants or interests therein; (v) to purchasers by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this Prospectus; (vi) in a block trade in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction; and (vii) through an exchange distribution in accordance with the rules of the exchange or in transactions in the over-the-counter market. Such sales may be made at then prevailing prices and terms which may be related to the then current market price or at negotiated prices and terms. In effecting sales brokers or dealers may arrange for other brokers or dealers to participate.

     The Selling Shareholders or their successors in interest, and any underwriters, brokers, dealers or agents that participate in the distribution of the Shares and Warrants held by the Selling Shareholders, may be deemed to be "underwriters" within the meaning of the 1933 Act, and any profit on the sale of securities by them and any discounts, concessions or commissions received by any such underwriters, brokers, dealers or agents may be deemed to be underwriting commissions or discounts under the 1933 Act. The Issuer and STI will pay all expenses incident to the registration of the Selling Shareholders' Shares and Warrants other than underwriting discounts or commissions, brokerage fees and the fees and expenses of counsel to the Selling Shareholders, if any. The Issuer will not receive any proceeds from the sale of Shares or Warrants by the Selling Shareholders, but will receive proceeds upon the exercise of any Warrants.

     In the event of a material change in the plan of distribution disclosed in this Prospectus, the Selling Shareholders will not be able to effect transactions in the Shares and Warrants pursuant to this Prospectus until such time as a post-effective amendment to the registration statement is filed with, and declared effective by, the Commission. Prior to or on the effective date of the registration statement, the Issuer will file a registration statement under the 1934 Act registering the Shares and the Warrants thereunder. Such filing together with the filing of the registration statement under the 1933 Act will subject the Issuer to the reporting requirements of the 1934 Act and the Issuer will be a public company. The Issuer intends to apply for a listing of the Shares and the Warrants on a national exchange which reports transactions on a real time basis; however, there can be no assurance that the Shares and the Warrants will be so listed.

                                USE OF PROCEEDS
                                ---------------

     The minimal proceeds derived from the sale of the Shares and Warrants to Monogenesis and any proceeds derived upon the exercise of any Warrants will be used as working capital. The Issuer will derive no proceeds from the sale of Shares or Warrants by the Selling Shareholders. See "Plan of Distribution."

                                CAPITALIZATION
                                --------------

     The capitalization of STI (prior to its acquisition by the Issuer) and the pro forma capitalization of the Issuer (giving effect to the acquisition of STI) as of October 31, 1996 are as follows:

                                                                                               Pro Forma
                                                       Stockholders'                        Capitalization
                                                           Equity                              of Issuer
                                                        STI prior to                           Assuming
                                                        Exchange for                          Exchange of
                                                      Issuer's Shares                         STI Shares
                                                 -----------------------                  ----------------

                                                 -----------------------                  ----------------

          Software Technology, Inc.
----------------------------------------------
Common stock; $.01 par value; 800,000
shares authorized; 768,400 issued and
 697,320 outstanding                               $               7,684
 Paid in capital                                               1,064,997

Retained earnings                                              6,185,771

Treasury stock, common 71,080 shares
   at cost                                                      (302,177)   (1)

     Exigent International, Inc.

----------------------------------------------
Common Shares; $.01 par value; 30,000,000
  shares authorized; 3,786,600 shares issued
  and outstanding                                                                            $        37,866    (2)

Class D Common Shares; $.01 par value;

600,000 shares authorized; no shares
outstanding                                                                                                   -

Class A Preferred Shares; $.01 par value; $2.50
stated value; 10,000,000 shares authorized;
697,320 shares issued and outstanding                                                                   6,973

Preferred Shares; $.01 par value; 10,000,000
shares authorized, no shares issued and
outstanding                                                                                               --

Paid in capital                                                                                     1,397,665    (3)
Retained earnings                                                                                   5,513,771    (3)
                                                ---------------                             ------------------


     Total Stockholders' Equity                 $     6,956,275                             $        6,956,275
                                                ===============                             ==================


--------------------------------------------------------------------------------
     (1)  Treasury stock was retired prior to reorganization.

     (2) In addition to the Common Shares of the Issuer held by former shareholders of STI, the issued and outstanding Common Shares of the Issuer include the 300,000 Common Shares issued to Monogenesis for $3,000. This number does not include the 1,070,270 Common Shares which may be issued upon the exercise of the Warrants. See "Securities."

     (3) The Issuer recorded $672,000 in expense based on the fair value of the 300,000 Shares issued to Monogenesis, less the $.01 per share Monogenesis paid for the shares as of the date of this Prospectus.

     In August, 1995, STI entered into a loan agreement with Sun Bank, National Association, located in Melbourne, Florida. Under the agreement, the bank loaned STI $800,000 for the purpose of purchasing new equipment. The agreement also allows STI to borrow up to $1,800,000 under a revolving line of credit. The term loan bears interest at a rate equal to the prime rate set by the bank from time to time plus 0.375%. Interest is payable monthly and principal is payable in 36 monthly installments of $22,222.22 beginning April 1, 1996; provided that, all principal and interest is due and payable on or before February 28, 1999. The line of credit bears interest at a rate equal to the prime rate set by the bank from time to time plus 0.25%. Interest only is due and payable monthly; the principal balance is due and payable upon demand and must be paid in full for a period of at least 45 days during the first period ending June 28, 1996 and during each additional 12 month period in which the credit is available thereafter. As of October 31, 1996, STI had no outstanding balance under the line of credit.

                                    BUSINESS
                                    --------

GENERAL
-------

     The Issuer was formed on March 25, 1996 by STI to acquire and hold all of the issued and outstanding stock of STI. Management of STI and the Issuer anticipates that it may be advantageous to form a holding company to use its stock to acquire additional businesses, especially if a trading market in the stock has developed. The Issuer acquired all of the issued and outstanding STI stock in exchange for 3,486,600 Common Shares and 697,320 Class A Preferred Shares. The Issuer also issued 645,270 Warrants in exchange for warrants of STI held by STI shareholders and JWSI. Upon the completion of the exchange, STI became a wholly owned subsidiary of the Issuer. All of the Issuer's current business operations are conducted through STI.

     STI is primarily a professional services company which provides systems and software engineering services and develops computer solutions and systems under contract to both government and industry. Its research and development efforts primarily relate to command, control and data acquisitions systems for spacecraft development and operations. See "Risk Factors - Dependence on Satellite Command and Control Industry." STI provides operational systems that support space based applications including ground station support, test and integration systems, mission tasking systems, operational simulators, launch support systems and data analysis centers supporting space based systems. STI also develops operational space based systems and systems which integrally support them such as flight systems, flight simulators and space communications. In addition to developing and providing systems, STI also provides related services such as data center operation, software engineering, training and MIS applications.

     Generally, the government contracts specify goals to be reached and estimate the number of hours of work of various levels of employees required to reach the goals. The contract price is based on pre-approved, hourly rates for employees' time with certain pre-approved overhead costs figured in. If the goals are met in fewer hours, the contract rate is lowered. If it takes more hours than estimated to meet goals, fees are reduced on a pro rata basis based on actual hours delivered versus the number of hours estimated in the contract. Longer term government contracts are also generally subject to revisions to the terms and reductions in fees after one or two base years. See "Risk Factors - Fixed Price Contracts."

     Most of STI's commercial contracts are "firm fixed price" or cost plus fixed fee agreements. These agreements generally call for a specified set of requirements to be delivered at a negotiated price. With respect to fixed price agreements, if STI's development costs yield a result that is less than fixed price, STI will make a profit on that contract. If STI's development costs exceed the fixed price, STI will have a loss on that contract. These types of contracts are typically broken down into a set of milestones with progress payments made at each milestone. These are generally called earned value milestones and help STI and the customer track the program status and provide STI with cash flow. See "Risk Factors - Fixed Price Contracts."

     Typical customers for products and services of STI are:

     . Various agencies of the U.S. government (some classified) using satellites for communication or defense.

     . Telecommunication companies, particularly those focused on low-earth-orbit satellite systems for use for cellular phone services.

     . Aerospace and defense contractors developing computerized weaponry and defense systems employing satellite technology.

     .    Engineering firms.

     .    Foreign agencies controlling airports and airport security.

     For the nine month period ending October 31, 1996, approximately 58% of STI's revenues were derived from contracts with three different government agencies. For fiscal year 1996, approximately 51% of STI's revenues were derived from government contracts. STI obtained additional government contracts in fiscal year 1997 accounting for the increase in percentage of revenues derived from government contracts. See "Risk Factors - Dependence on Government Contracts" and "Management's Discussion and Analysis of Financial Condition and Results of Operation." The largest government contracts, representing approximately 36% of the revenues from the government, are with the Naval Research Laboratory ("NRL") Space Systems Division. In addition, Loral Federal Systems (which has been acquired by Lockheed-Martin Corporation ("Lockheed-Martin")) and STI, as subcontractor, were awarded a five year contract to use commercial off the shelf workstations and software to upgrade the Global Positioning Systems ("GPS") ground command and control functions. STI is providing its OS/COMET(TM) command and control software and engineering services as part of the Loral contract. GPS's 24 satellites provide worldwide navigation data for military and civilian aircraft, spacecraft and land and marine applications. The new system will replace a slower mainframe-based system and legacy software which were costly to maintain.

     STI has several contracts with NRL. Its largest contract with NRL relates to spaces systems applications and operations and was renewed in January of 1995. It provides for initial services to be performed over two years with estimated costs of $9,235,195 and a fixed fee of $699,992. As of October 31, 1996, STI had received costs and fees of $8,139,981 under the contract. The contract also includes three additional options, each to be performed within one year of exercise of the option and each providing for payments of approximately $4,700,000 in costs and $359,000 in fees. The Lockheed-Martin contract relates to a U.S. Air Force GPS project and began in August of 1995 and continues through September 30, 2000 unless modified by Lockheed-Martin. STI had received $2,161,272 under the contract as of October 31, 1996 which had a backlog at that time of approximately $2,991,673.


     The bulk of STI's remaining revenues come from two commercial customers with most of such revenues, approximately 37% of STI's total revenues, coming from its contract with Motorola/1/, Inc. to provide the ground software for the IRIDIUM(R)/2/ program (currently believed to be the largest commercial space program) which will control interconnected low earth orbit satellites to provide communication worldwide using hand-held wireless telephones. See "Risk Factors - Limited Number of Customers."


     STI has various contracts with Motorola, some of which are fixed price contracts and some of which are time and materials contracts. Most of the revenues from Motorola in the past two and one half years were received under an agreement executed in February of 1994 under which STI agreed to provide Motorola with satellite and ground control software for the system control segment of the IRIDIUM(R) communications system. STI expects to receive payments under the contract through the early part of 1999; however, warranty and other obligations continue through December 2002. As of October 31, 1996, STI had received approximately $24,000,000 from Motorola under this and other contracts some of which have been completed with a backlog of $15,445,290 from Motorola remaining.


     STI also receives a significant amount of its revenues from Allied Signal Technical Services Corporation ("Allied") under various purchase orders. It has received approximately $1,391,677 from Allied during this fiscal year and approximately $2,170,577 in backlog remains under existing purchase orders.


     In 1992, STI was largely dependent on NRL for its source of revenues with approximately 80% of its revenues originating from that customer. At that time, management made a concerted effort to begin diversifying STI's customer base using its OS/COMET product. Recent contracts with Motorola and Loral for the IRIDIUM(R) and GPS satellite systems are evidence of its success in diversifying and reducing the percentage of total STI revenues attributable to NRL contracts to 35%. Management is working on developing international business in the satellite and airport security industries which should increase diversification at a more rapid rate.

_________________

/1/    Motorola is a registered trademark of Motorola, Inc.
/2/    IRIDIUM/(R)/ is a registered trademark and service mark of Iridium, Inc.

Management also believes that the ability to make acquisitions using publicly traded stock will allow it to enhance its technical capabilities through acquisitions and pursue customers requiring solutions beyond STI's existing capabilities. Acquisitions would also bring an immediate benefit of additional customers and market share resulting in further diversification.

     STI has expertise in the following areas:

          .    Real-time Space Systems
          .    Satellite Ground Stations
          .    Command and Control
          .    Satellite Simulators
          .    Process Automation
          .    Test and Data Systems
          .    Networks and Systems Integration
          .    Professional Training

STI has played a prominent role in Navy, NASA, Air Force and BMDO space programs since 1978. STI has also provided systems solutions to major corporations including Lockheed-Martin Corporation, Loral, Motorola, Rockwell, GE Astro Space, Allied Field Engineering, Harris and Perot Systems.

     STI's experience includes providing ground, flight and test support to the NRL Space System Division on advanced research and development and mission critical systems, including the advanced control system software, for NRL's state-of-the-art ground stations; the OSSE experiment software for NASA's Compton Gamma Ray Observatory; software engineering systems, management and analysis to develop a nationwide network for Perot Systems; X Window graphical user interfaces for the AT&T Telstar 4 and NASA Mars Observer SSTI satellite checkout stations for GE Astro Space; and data acquisition and control software used worldwide in the power control centers of electric utility, transportation and oil companies for Harris Controls Division.

     In addition to developing, marketing and supporting certain products, STI provides engineering and training services such as: system engineering to assist in defining and specifying quantifiable, testable system requirements; software engineering to improve software quality and productivity supported by formal review, configuration control and audits by the STI quality assurance and configuration management staff; integration and testing services for black box level through system integration and final acceptance test according to Department of Defense and industry standards; systems management in distributed computing systems and information networks; and professional training services including hands-on and interactive multi-media, computer-based training.

     STI is a charter member of the Software Engineering Institute's Industry Affiliates Program and applies the SEI's software quality program.

PRODUCTS
--------

     The high technology business today requires a product oriented emphasis to market custom systems. Satellite software systems and airport security systems are both large applications that require customization to suit particular customer requirements. These systems can only be produced cost effectively, quickly and reliably if they are based on proven designs that reuse components or products. Software intensive applications benefit from economics of scale, not only through cost reduction (by amortizing development costs), but by reusing components that have proven themselves to be reliable through previous developments. Cycle times (speed to market) is also critical, and applications that use 80% to 90% commercial-off-the-shelf (COTS) solutions will arrive on the scene faster and at a lower cost. Management believes that by leveraging OS/COMET(TM) based satellite systems and Integrated Management System (ISMS) based airport security systems STI will realize further diversification.

     In addition to providing software engineering, systems engineering, integration and management and professional training services, STI has designed and developed and manufactures and markets certain commercial products. STI owns all of the rights in some of its products while other products were developed by STI under contracts with customers to which products the customer retains certain rights. See "Business - Research and Development." Descriptions of STI's main commercial products follow.

     OS/COMET(TM). OS/COMET(TM) is a general-purpose, integrated tool set and
     --------
run-time environment for the development of sophisticated command-and-control software. STI receives approximately 3% of its revenues from the license of, and maintenance agreements relating to, OS/COMET(TM). STI originally developed the OS/COMET(TM) family of software products for the support of satellite ground stations and for spacecraft integration and testing environments. Due to flexibility of design and robust architecture, OS/COMET(TM) software is readily adaptable to virtually any feedback control requirement, such as factory automation or supervisory process control. Currently, STI is developing OS/COMET(TM) prototype applications for the pipeline industry and factory automation. The OS/COMET(TM) systems can be run on any of several inexpensive, POSIX-compliant UNIX(TM) workstations and make extensive use of the X Window System(TM) and the OSF/Motif(TM) graphical user environment standards.

     The OS/COMET(TM) environment, together with user-developed applications and data bases, can be configured to satisfy most requirements for command, control and data monitoring systems. Part of OS/COMET(TM)'s efficiency and popularity is attributable to the elimination of redundancy. When any part of millions of lines of custom software codes or attendant hardware designs developed during past engineering projects may be applicable to new programs, these tested codes and/or designs (also known as objects) may be identified by the user and temporarily integrated into the new program. Using OS/COMET(TM), the objects may be tested by simulation to see if the integration will achieve the desired result. Then the lines of code are appropriately utilized or not. Along the same lines, OS/COMET(TM) enables migration and consolidation of such object and attendant hardware designs as may be useful from any of the predominant engineering platforms to the task at hand. Use of OS/COMET(TM) results in reduction of software development and systems design and integration costs.

     The development of the initial version of the COMET(TM) software was funded by the NRL under contract and the NRL retains certain rights to distribute that version of COMET(TM) within the government. STI retains the exclusive rights to OS/COMET(TM), the derivative version of COMET(TM) which is UNIX based, although STI has agreed to license to the NRL the derivative version, OS/COMET(TM), for their applications at no cost. Other governmental entities which want to use the newer version will be required to pay license fees.

     TOTAL AIRPORT SECURITY AND CONTROL SYSTEM. STI has developed an airport
     -----------------------------------------
security and control system designed to mitigate terrorist threats and enhance airport security. STI receives approximately 0.5% of its revenues from the license of this product. The system works basically as follows: Baggage, including all carry-on items are bar coded at check-in. Passenger's faces are recorded in the computer and correlated with the luggage. Airport security can track passengers and baggage from check-in to boarding. Baggage handlers, check-in counters, customs, immigration, boarding gates and security checkpoints are able to share data and video images via a high speed network of personal computers. As passengers approach the boarding gate, the ticket taker scans the bar code affixed to carry-on luggage with a hand-held scanner. If a passenger attempts to board with carry-on luggage that was not in that passenger's possession at check-in, the system alerts security personnel. Likewise, if checked luggage is loaded on the aircraft and the corresponding passenger does not board, the system alerts security personnel. Most of the current customers of this product are outside of the United States.

     MODEL 2032 DATA SWITCHING UNIT. This STI hardware product was developed for
     ------------------------------
use by satellite ground stations. However, the largest market for the product is the telecommunications industry. The data switching unit allows data received to be switched to several devices simultaneously. It is six times faster than existing conventional products. STI receives approximately 0.5% of its revenues from the sale of the data switching unit.

     VALUE ADDED REMARKETER LICENSE. STI has entered in a remarketer license
     ------------------------------
with SL Corporation pursuant to which STI is entitled to incorporate SL software into derivative products and distribute such products so long as they add functionality to STI's products, are not a commercially acceptable substitute for SL's products, are not competitive as a general purpose tool and do not provide access to programmable libraries. End users must license the copies of the SL software embedded in the derivative products. SL's software is a dynamic graphics engine. STI derives approximately 1% of its revenues from these derivative products.

RESEARCH AND DEVELOPMENT
------------------------

     STI is primarily a professional services company providing research and development ("R&D") for specific projects or tasks under contract to both government and industry. Much of its R&D activities are funded under contracts with government or industry. STI does however fund R&D for development or enhancement of certain products which management believes are commercially marketable. Generally, most of its contract funded R&D relates to satellite command and control, developing systems for the ground and space segments of the aerospace/defense industry and phone systems providers in the telecommunications industry. Often through these projects, STI identifies potential software product offerings for commonly used functions. These concepts are evaluated and, based on estimated costs and commercial sale potential, funded and developed by STI as separate products. The emphasis placed on low cost solutions by STI customers mandates the need for reusable software components and products.

     STI spent $154,856 in the fiscal year ended January 31, 1996, and $102,533 and $126,478 respectively for the years ended in 1995 and 1994 on company sponsored R&D. With respect to the commercial development and enhancement of OS/COMET(TM), STI has spent $2,000,000 over four years. See "Business - Products." This product was initially developed over the course of ten years through contract funded R&D. The cost of developing the high speed data switching unit was approximately $100,000 and of developing the airport security system, approximately $50,000. The latter uses mostly off-the-shelf software.

     Presently, STI's R&D efforts, in addition to contract funded R&D, are focused on enhancing the OS/COMET(TM) product, developing an object oriented data base system to complement OS/COMET(TM) and attempting to penetrate new markets. The proposed OS/COMET(TM) enhancements include improved tools relying heavily on graphics for increased utility and ease of operation. Proposed future R&D projects include continued development of OS/COMET(TM) focusing on applications which target specific opportunities and further development of the airport security system adding additional image recognition capabilities and laser scanning. See "Risk Factors -Changing Technology."

     All four of STI's facilities are available for R&D activity. See
"Business - Property." Each facility has extensive computer resources and is networked to all other facilities. The following equipment owned by STI is fully engaged for design development tasks:

     .    40 Sun workstations
     .    1 HP 9000 workstation
     .    50 McIntosh computers
     .    30 PC compatible computers
     .    4 Vax computers
     .    20 terminals
     .    Corporate network (Internet)

MARKETING
---------

     According to the Aerospace Industries Association of Washington annual review as reported in Space News (December 18, 1995), space related sales within
                      ----------
the aerospace/defense industry (including satellite and launch vehicles) for 1995 were $27.0 billion, an increase of 1.4% over 1994 and are expected to be $28.1 billion for 1996. See "Risk Factors -Dependence on Satellite Command and Control Industry." Based upon an informal survey of some of its customers, STI's management believes that approximately 10% of project funds are spent for software development costs. Although the military and civil space agency sectors are shrinking, the commercial sector of the aerospace industry, particularly satellite communications, has been expanding. According to industry studies, there are in excess of 900 satellite missions pending through 2004. Communications satellites make up at least two-thirds of the pending launches of which more than two-thirds of those are proposed commercial launches, by such companies as Hughes, Lockheed-Martin Corporation, Loral, Motorola and TRW.

     Most of STI's opportunities to bid on contracts for systems development, software engineering or support are derived through solicitation of, or by initiation from, STI's existing customers. STI's solicitation efforts are made through four in-house sales personnel.

     Prospects for STI's commercial products such as OS/COMET(TM) and the data switching unit are generated through direct mail solicitation handled by an advertising firm. STI has also recently entered into a joint marketing agreement to market OS/COMET(TM) with a division of Harris Computer Systems Corp. located in Fort Lauderdale, Florida in connection with its sale of Harris Nighthawk computer systems. Approximately one-third of the Nighthawk systems are used by customers for various engineering applications involving telemetry to which OS/COMET(TM) is applicable. In addition, STI advertises in Space News Magazine and participates in various trade shows.

     Prospects for sale of the airport security system are generated in cooperation with World Wide Security Systems, Inc., an independent airport security consulting firm that markets the system as an affiliate of STI.

BACKLOG
-------


     STI estimates that its backlog orders believed to be firm as of January 31, 1996 and 1995 were $46,753,100 and $35,528,657. Approximately $17,631,000 of the
1996 backlog relates to the unfunded portion of government contracts. STI estimates that 45% of its backlog on January 31, 1996 will be completed during the fiscal year which will end on January 31, 1997. See "Risk Factors - Shortage of Qualified Employees."

COMPETITION
-----------

     STI is best known for its development of command and control technology for low earth orbit communication satellite systems. See "Risk Factors - Dependence on Satellite Command and Control Industry." In general, aerospace/defense contractors must obtain or produce this type of software in connection with the manufacture and sale of satellites, but place little emphasis on this relatively small area and often contract with other companies, such as STI, to provide the software. Thus, many of STI's customers are also its competitors and provide, in some circumstances, similar products as STI as well as engaging STI to provide products. See "Risk Factors - Competition." In addition, there are not many "independent" competitors because of the expertise involved and the cost of failure. Satellite systems and command and control software are considered "mission critical." Without software that is able to control the satellite, a multi-billion dollar satellite or constellation of satellites could be placed in orbit and be unable to perform to mission specifications.

     STI believes it is one of only three, and the largest of these three, "independent" companies nationwide that derive substantially all of their revenues from development of tracking, telemetry and command and control software related to satellites and satellite ground station support. In addition to its two direct competitors, STI competes with many of the large aerospace/defense contractors which are also often its customers. See "Risk Factors - Competition." Companies within the professional services sector of the computer industry are also potential competitors of STI. However, with the exception of IBM through a subsidiary, Federal Systems Company which was sold to Loral Corporation and then to Lockheed-Martin Corporation, STI is not aware of any contracts for development of satellite tracking, telemetry or command and control software awarded to these types of companies. Many computer professional services companies, such as Computer Sciences Corporation, service satellite ground stations with information technologies, such as systems to organize, archive, interpret and analyze telemetered data. These and other computer companies also may compete with some of STI's COTS products.

     STI's two direct competitors which also derive substantially all of their revenue from the development of satellite related software are Integral Systems, Inc. and Talarian Corporation. Integral Systems, Inc. is a 13 year old public company with gross revenues in the $9 million range which has approximately 80 employees. Talarian Corporation is a seven year old privately held company with approximately 16 employees that derives most of its income from contracts with Lockheed-Martin Corporation. Its gross revenues are in the $4 million range.

     There are eight leading aerospace/defense contractors in the United States that derive revenues from space related sales, most of which have developed tracking, telemetry and command and control software in-house as primary contractors, through sub-contractors and through outsourcing. However, revenues derived from development of such software represent only a minuscule portion of their total revenue. The software is nevertheless essential to their contracts to manufacture satellites. These aerospace/defense contractors are all significantly larger than STI with significantly greater resources. See "Risk Factors - Competition." They are GRC International, Harris Corporation, Hughes Electronics Corporation, Lockheed-Martin Corporation, Loral Corporation, Northrop Grumman Corporation, Rockwell International Corporation and TRW, Inc.

MANUFACTURING
-------------

     In addition to providing software and system development and professional services, STI produces certain computer software and hardware products. Basically, software kits consist of the software license, registration card, documentation and diskettes. A vinyl insert holds the diskettes and a binder organizes the documentation which may include 1,000 or more pages. Each kit is labeled and shrink-wrapped. With the exception of documentation, materials are obtained on an as-needed basis. Two employees can easily produce several kits per day. All of STI's products are high price/low volume; therefore, very little inventory needs to be maintained.

     In order to provide its high speed switch matrix (hardware), STI contracts out the production of the circuit board, purchases components and assembles and tests the product in-house just prior to shipment. This is a high margin very low volume item sold primarily for use in satellite ground stations. STI generally has a 120 day lead-time to deliver the product and, therefore, does not need to keep it in inventory.

     All of the materials used in producing the software kits and the high speed switch matrix are available from a variety of vendors. Thus, STI has not had, and does not expect to have, any problems obtaining competitive prices from suppliers or in effecting quick deliveries.

PROPERTY
--------

     STI's and the Issuer's corporate headquarters are located in Melbourne, Florida near the "Space Coast." STI is currently leasing a 29,000 square foot building pursuant to a ten year lease which will expire on December 1, 2005. STI has the right to renew the lease for two additional five year terms and has an option to purchase the property which may be exercised during certain periods prior to the expiration of the fifth year and of the tenth year of the lease. The purchase price is the fair market value of the property determined by appraisal, but in no event less than the outstanding balance on the mortgage.

     In addition to the corporate headquarters, STI leases 15,296 square feet of space in Alexandria, Virginia which lease will expire August 31, 1998 (subject to STI's right to renew for up to two additional one year terms), approximately 2,300 square feet of space in Denver, Colorado which lease will expire on December 30 of this year, and 1,046 square feet of space in LaPlata, Maryland which will expire October 14, 1997 (subject to STI's right to renew for up to three additional one year terms).

     STI believes that, with the new addition to its headquarters, its space needs will be met until 1998. To meet anticipated growth requirements after 1998, STI will lease additional office space as necessary. Due to the nature of its business, there are no special facility issues to consider since software development can be conducted in standard office space and its manufacturing requirements are minuscule and most often handled through sub-contractors.

EMPLOYEES
---------

     STI had 247 employees, of which 224 were salaried engineers, on January 31, 1996. Of these employees, approximately 50% work at corporate headquarters in Florida, 35% in the Virginia and Maryland offices in the Washington, D.C. area, and 5% at the Colorado office with the remaining 15% working at customer locations or their homes. Approximately 90% work in software development with the remaining 10% in administrative positions. See "Risk Factors - Shortage of Qualified Employees."

HISTORY
-------

     The Issuer was formed as a Delaware corporation in 1996 to acquire all of the issued and outstanding stock of STI. See "Business - General." STI, a Florida corporation, was formed in 1978 to take advantage of a subcontract with the NRL obtained by four aerospace engineers. The contract was to support an NRL ground station, the software for which the four has written as employees of various large aerospace/defense contractors. This contract established STI's working relationship with the NRL which continues to be one of its two largest customers. The expertise and technology acquired through its efforts for the NLR enabled STI to pursue related work with other customers including NASA, the Air Force and commercial space companies. The intensive software engineering discipline developed by STI in support of mission critical space systems also enabled STI to diversify into other software related fields such as process control and information systems.

     Out of its experiences over the years and in furtherance of its diversification efforts, STI has been able to identify and develop software products based on commonly occurring requirements in programming for the satellite industry and now offers these as "commercial off-the-shelf" products that complement its aerospace engineering expertise.

     In 1993, Motorola awarded STI a long-term contract to develop most of the software required for its IRIDIUM project which STI believes is the leading technological model for low-earth orbit satellite systems for point-to-point cellular phone communications in the world. It will consist of a constellation of 66 satellites. More recently, in 1995, STI was awarded a $4,000,000 contract to provide satellite systems software for the GPS Group System being developed by Loral Federal Systems. With these contracts, STI has further diversified its business and reduced its reliance on contracts with NRL.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS
                 ---------------------------------------------


     The following is management's discussion and analysis of (i) STI's financial condition as of January 31, 1996 compared with the fiscal years ended January 31, 1995 and 1994; (ii) STI's financial condition as of October 31, 1996 compared with year end January 31, 1996; and (iii) STI's financial condition and results of operations for the nine month period ended October 31, 1996 and 1995 and for the fiscal years ended January 31, 1996, 1995 and 1994.

LIQUIDITY
---------

January 31, 1996 Compared to January 31, 1995
---------------------------------------------

     As of January 31, 1996, STI's ratio of current assets to current liabilities was 2.1 down from 2.3 for the year ended January 31, 1995. This decrease is due to the large accounts receivable balances accumulating over this period as a result of the Motorola contract. The average collection period was 86 days for the fiscal year 1996, down from 99 days for the year ended January 31, 1995. Again, this fluctuation is due to the Motorola contract which is paid based on milestones. The protracted collection period for the Motorola account was due to delays in milestone events resulting from Motorola's delay in providing technical interdependent information required by the contract. STI did not seek any remedies from Motorola because of the delay. STI did assist Motorola in expediting the collection of the necessary information under a separate time and materials contract. No milestones were missed and subsequently all outstanding payments for the period were collected. The quick liquidity ratios were 2.0 and
2.2 for the fiscal years ended January 31, 1996 and 1995, respectively.

     STI's cash portfolio (cash and cash equivalents) increased $261,444 at January 31, 1996. The increase is due to: cash provided by operating activities of $2,582,895, cash used in investing activities of $(1,247,133) and cash used in financing activities of $(1,084,318). The cash provided by operating activities increased primarily due to an increase in cash received from customers. STI's cash portfolio decreased $(959,367) at January 31, 1995. The decrease is due to: cash used in operating activities of $(1,036,133), cash used in investing activities of $(689,295) and cash provided by financing activities of $766,061. The decrease in cash used in operating activities is primarily due to an increase in payments made to suppliers and employees.

     In fiscal years 1996 and 1995 STI acquired $1,122,226 and $526,512, respectively, of capital assets compared with $198,883 in 1994. This was due primarily to the increase in the number of STI's commercial contracts (as opposed to government contracts) in fiscal years 1996 and 1995. These contracts required the purchase of substantial additional computing resources. Capital for equipment purchases is expected to slow for the next two fiscal years as STI has now modernized and acquired sufficient computer resources for expected operations. This increase in capital assets in fiscal year 1996 also had a large impact on depreciation expense and affected operating activities. In fiscal years 1996 and 1995, STI also spent $161,785 and $162,783, respectively, in capitalized research and development to develop the new product, OS/COMET, compared to none in fiscal year 1994.

     Cash used in financing activities for fiscal year 1996 was $(1,084,318) of which $900,000 was used to pay off the $900,000 borrowed under a line of credit in fiscal year 1995 when $766,061 of cash was provided by financing activities. Dividends of $0.30, $0.15 and $0.15 per share were declared in fiscal years 1996, 1995 and 1994, respectively, totaling $177,955, $88, 977 and $88,977.
Dividends paid for those years totaled $177,955, $127,377 and $139,554, respectively. Cash flow used in financing activities for fiscal year 1994 was $(191,895). Principal payments on long-term debt amounted to $6,363, $6,562 and $52,341 in fiscal years 1996, 1995 and 1994, respectively.

     As of January 31, 1996 and 1995, STI had outstanding on its lines of credit$1,800,000 and $900,000, respectively. Draws against the line as of January 31, 1996 and 1995 were $0 and $900,000, respectively. General and administrative expenses in fiscal year 1996 were $3,840,669, 51% or $1,302,002 higher than fiscal year 1995 expenses of $2,538,667. This increase resulted mainly from payment of $637,438 of additional bonuses to employees, additional contributions of $261,046 to the ESOP and increases in advertising spending of $91,713 and in recruiting and marketing expenses of $79,876. Other changes are described in the Financial Statements. General and administrative expenses for fiscal year 1994 were within 1% of 1995's expenses. On March 31,

1996, STI borrowed $800,000 under a note bearing interest at the lender's prime rate plus 0.375% which is payable in 36 monthly payments. Management believes existing cash, funds generated by operations and the available line of credit will be sufficient to meet STI's operating and debt service requirements in fiscal year 1997.


October 31, 1996 Compared to January 31, 1996 and  October 31, 1995
-------------------------------------------------------------------


     STI's ratio of current assets to current liabilities was 3.1 at October 31, 1996 compared to the January 31, 1996 ratio of 2.1. The quick liquidity ration was 3.0 at October 31, 1996 compared to the January 31, 1996 ratio of 2.2. The increase in both of these ratios was mainly the result of funding accrued bonuses of $834,030 and accrued ESOP contributions of $541,929 through the issuance of 85,586 shares of treasury stock valued at $14.03 per share and making cash payments of $175,188.


     Cash (used in) provided by operating activities was $(9,497) for the nine months ended October 31, 1996 (the "1997 Period") which was $1,345,580 less than the $1,336,083 provided for the nine months ended October 31, 1996 (the "1996 Period"). This decrease is mainly the result of timing differences between the collection of accounts receivable, the billing of costs and estimated earnings in excess of billings and the payment of taxes.


     Cash used in investing activities was $(844,530) for the 1997 Period and for the 1996 Period. This was due to STI acquiring capital assets during the 1997 Period, specifically computing resources, required under commercial contracts. These purchases are expected to slow over the next two fiscal years as explained in the previous discussion of liquidity. Cash provided by financing activities was $617,123 for the 1997 Period and $(591,736) for the 1996 Period. On March 31, 1996, the Company drew $800,000 on a note payable to a bank to replenish cash used for capital acquisitions. This was offset by $(177,778) of payments on this note and $(5,099) on another note. In the 1996 Period, STI had a net reduction in borrowings under the line of credit of $(586,000) and payments on a note of $ (5,736).

PROVISION FOR INCOME TAXES
--------------------------

     The effective rate for the year ending January 31, 1996 was 40%, up 21% from the fiscal year 1995 effective rate of 33%. The increase is primarily from the state taxes on the increased taxable income and increased sales in other states. The notes to the Financial Statements describe the differences between the U.S. statutory and effective income tax rates.

ANALYSIS OF OPERATIONS
----------------------

Year Ended January 31, 1996 Compared with Years Ended January 31, 1995 and
--------------------------------------------------------------------------
1994
----

     Sales for the year ending January 31, 1996 were $25,291,635, up 28% from fiscal year 1995 sales of $19,760,600. The breakdown between government and commercial sales for these periods were as follows:


               FY 96               FY 95                FY 94
            ------------        ------------         ------------
Government  $ 12,892,121   51%  $ 13,277,955   67%   $ 15,237,112     91%
Commercial    12,399,514   49%     6,482,645   33%      1,523,789      9%
            ------------  ---   ------------  ---    ------------    ---
            $ 25,291,635  100%  $ 19,760,600  100%   $ 16,760,901    100%
            ============  ===   ============  ===    ============    ===

These sales reflect a 51% to 49% government to commercial revenue split compared to a 67% to 33% split in fiscal year 1995. Fiscal year 1995 sales were 18% higher than fiscal year 1994 sales of $16,760,901.

     Gross profit jumped from $3,696,993 (18.7% of sales) to $5,883,499 (23.3%
of sales) for the years ended January 31, 1995 and 1996, respectively. Gross profit for fiscal year 1994 was consistent with 1995 at $3,360,152 (20.0% of sales). The chart below shows the gross profit breakdown between government and commercial contracts:


Government                               FY 96          FY 95          FY 94
----------                          -------------  -------------  -------------
     Revenue from services          $ 12,892,121   $ 13,277,955   $ 15,237,112
     Cost of sales                   (11,315,358)   (11,063,902)   (12,232,143)
                                     ------------   ------------   ------------
     Gross profit                   $  1,576,763   $  2,214,053   $  3,004,969
                                     ============   ============   ============
     Gross profit as a % of sales           12.2%          16.7%          19.7%

Commercial                              FY 96          FY 95          FY 94
----------                          ------------   ------------   ------------
     Revenue from services          $ 12,399,514   $  6,482,645   $  1,523,789
     Cost of sales                    (8,349,318)    (5,249,819)    (1,180,679)
                                     ------------   ------------   ------------
     Gross profit                   $  4,050,196   $  1,232,826   $    343,110
                                     ============   ============   ============
     Gross profit as a % of sales           32.7%          19.0%          22.5%

Net income rose from $493,610 (2.9% of sales) in 1994 to $722,210 (3.6% of sales) in 1995 to $1,131,741 (4.5% of sales) in 1996. Management attributes these increases to STI's successful diversification which increased commercial operations in a short period of time which contracts generally have a higher margin than cost plus government contracts.

     Fiscal year 1995 saw STI obtain its first significant commercial contracts from Motorola when it was engaged to provide satellite ground station software for a constellation of satellites that will provide worldwide cellular telephone service. The Motorola contract allowed STI to leverage its technology into the commercial arena. In fiscal year 1996, STI repeated this feat by winning a contract to provide similar software for the Global Positioning Satellite (GPS) System. With these two contracts, STI is involved in the two premier satellite endeavors taking place today. STI is also teamed with the GPS incumbent in pursuit of the next generation satellite system.

Nine Months Ended October 31, 1996 Compared to Nine Months Ended October
------------------------------------------------------------------------
31,1995
-------


     Sales for the nine months ending October 31, 1996 were $22,763,366, up 24% from sales of $18,368,518 for the nine months ended October 31, 1995. STI derives revenues from both government and commercial contracts and had the following breakdown for the six month periods then ended:



                 1997 Period         1996 Period
            ---------------------------------------
Government     $13,489,274   59%  $  9,545,789   52%
Commercial     $ 9,274,092   41%  $  8,822,729   48%
               -----------  ---   ------------  ---
               $22,763,366  100%  $ 18,368,518  100%
               ===========  ===   ============  ===



     Gross profit was $4,836,433 (21.2% of sales) for the 1997 Period compared to $4,437,180 (24.2% of sales) for the 1996 Period. This decrease was caused by costs associated with the effort to bid for additional large scale satellite constellation work. Net income decreased from $1,149,956 (6.3% of sales) for the nine months ended October 31, 1995 to $585,185 (2.6% of sales) for the nine months ended October 31, 1996. This decrease is due mainly to employee bonuses and management incentive awards of $260,285 during the second quarter of the 1997 Period compared to no bonuses or incentive awards during the same period in the prior year and $261,786 in expenses related to filing this registration statement.


OVERVIEW
--------

     The current contract base provides sufficient backlog to maintain STI through fiscal year 1997. The backlog as of January 31, 1996 for commercial and government contracts was $3,546,085 and $23,734,323, respectively, and for the 1997 Period was $3,309,809 and $33,947,553, respectively. STI invested in excess of $1,000,000 over the last 18 months in its premier software product OS/COMET. This investment facilitated significant contract awards that management believes would have been impossible otherwise. Commitment to maintain support for the product will continue through fiscal year 1997 and is necessary to deliver the services under contract.

     STI opened a third branch office located in Maryland in October 1995 to support the GPS contract efforts and is already expanding that facility. STI completed expansion of its corporate headquarters to facilitate its increased commercial activity. These increased facility costs should not affect STI's overhead as these increases were made to accommodate existing needs and not future expansion. The commercial satellite business is projected to continue with strong sales worldwide and is expected to show moderate increases throughout the end of the decade, providing additional opportunities for STI.

     Demand for software engineers is expected to provide new opportunities for STI, but will place a premium on the efforts to retain the current work force. This risk will put additional pressure on overall payroll costs, but should be an industry wide phenomenon. Management believes that benefits offered by STI remain above the level of its competition and should help to stabilize its workforce. Overhead costs for benefits should remain flat and maintain the same percentage of wages for fiscal year 1997. Management believes it is important that STI not reduce benefits while the software engineer demand remains high.
To do so and hold costs stable has been a management challenge and will continue to be so in the near future; however, increased competition in the health insurance market has helped to ease some of this pressure. Maintaining STI's comprehensive benefit plan will also facilitate its ability to sustain an effective recruiting campaign.

                               LEGAL PROCEEDINGS
                               -----------------

        Neither the Issuer nor STI is currently involved in any material legal proceedings.

MANAGEMENT
----------

OFFICERS AND DIRECTORS OF THE ISSUER AND STI
--------------------------------------------

NAME                                    POSITION WITH THE ISSUER (1)       POSITION WITH STI
----                                    ----------------------------       -----------------
Jeffrey C. Clift                        President, Director                President, Director

Don F. Riordan, Jr. (2)                 Secretary/Treasurer, Director      Secretary/Treasurer, Director

William K. Presley                      Chairman of the Board, Vice        Chairman of the Board,
                                        President, Director                Vice President, Director

NAME                                    POSITION WITH THE ISSUER (1)       POSITION WITH STI
----                                    ----------------------------       -----------------
Thomas O. Chewning, Jr.                 Vice President, Director           Vice President, Director

Jack D. Daily                           Vice President, Director           Vice President, Director

David J. Nowacki (2)                    Vice President, Director           Vice President, Director

Daniel J. Stark                         Vice President, Director           Vice President, Director

James A. Traficant                      Vice President, Director           Vice President, Director

David R. Reading                        Vice President                     Vice President

Dean W. Boley                           Director                           Director

P. Bradley Walker                       Director                           Director
-------------------------------------------------------------------------------------------------------------------------

(1)  All persons listed have held such positions with the Issuer since May
     1, 1996.

(2)  Mr. Nowacki and Mr. Riordan are the Trustees of the ESOP.

     Officers serve at the discretion of the Board of Directors. Directors hold office until the next annual meeting of shareholders and until their successors have been elected and accept office. Directors receive directors' fees of $3,500 per year. Mr. Walker is employed by STI as a management consultant through Joseph Walker & Sons, Inc. and received $48,000 during the 1996 fiscal year. He is also Secretary of Monogenesis. However, there is no arrangement with Monogenesis relating to his election or continuation as a director of the Issuer or STI. See "Management -Certain Transactions."

     Dean W. Boley, age 58, was one of the founders of STI and has been a
     -------------
director and employee of STI since its beginning in 1978. He has held various offices with STI including the office of President. He retired from STI in October 1992. He received his B.S. in Petroleum Engineering from West Virginia University in 1961.

     Thomas O. Chewning, Jr., age 51, is currently a Vice President of STI. He
     -----------------------
is also Director of Engineering for STI. Mr. Chewning has been a director and President, Secretary and Treasurer of STI. He began his employment with STI in 1982. He attended Duke University and received a B.S. in Math in 1967 and M.S. EE in 1969, both from the Florida Institute of Technology.

     Jeffrey C. Clift, age 40, has been a director of STI since February 1993
     ----------------
and President and Chief Executive Officer of STI since October 1992. Prior to becoming President, Mr. Clift had been Director of Operations for STI since 1988. From 1983 to 1988, he was a Software/Systems engineer for STI. As a Software/Systems engineer, he gained experience in the analysis, design and development of real-time software systems for Department of Defense satellite applications including space data processing, satellite system and subsystem testing, ground station operations, mission support and payload processing. From 1978 to 1982, he was a software engineer for Harris Corporation. Mr. Clift received a B.S. EE in 1977 from the University of Florida.

     Jack D. Daily, age 54, has been a director of STI since 1988. He has also
     -------------
been a Vice President and Director of Field Operations. Currently, Mr. Dailey is Director of Space Operations. He began employment with STI in 1981. He received his B.S. in Mathematics in 1965 from the University of Alabama and completed course work at the University of Miami in the masters program for Management Science.

     David J. Nowacki, age 44, has been a director of STI since 1989 and a Vice
     ----------------
President of STI since 1991. Since November 1992, he has also been the Melbourne Operations Manager and is responsible for operations at STI's Melbourne facility. He has been an employee of STI since 1980. Prior to his employment with STI, he was a software engineer with the RCA Service Corporation on the Eastern Test Range from 1976 to 1980 where he was assigned to a missile tracking ship. Mr. Nowacki received a B.S. in Mathematics from Waynesburg College in Pennsylvania in 1974 and an M.S. in Mathematics from West Virginia University in 1976.

     William K. Presley, age 50, has been a director of STI since 1987, Chairman
     ------------------
of the Board since 1989 and Vice President (or President in 1990) since 1987. He has been employed by STI since July, 1983 as a chief systems engineer. He received his B.S. EE from Auburn University in Alabama in 1969.

     David R. Reading, age 54, has been a Vice President of STI since 1991. He
     ----------------
is also Director of Space Operations. He has been employed by STI since 1980 and was a director of STI from 1992 to 1994. He received a B.S. in Computer Science from University College of Maryland in 1981.

     Don F. Riordan, Jr., age 50, has been a director of STI since 1980 and
     -------------------
Secretary/Treasurer and Chief Financial Officer since 1991 as well as holding the offices of Chairman of the Board, Vice President, Secretary and Treasurer at various times prior to 1991. He has been employed by STI since 1979 and, in addition to administrative duties, has provided software engineering support for Process Control Commercial Contracts. Prior to joining STI, Mr. Riordan was project leader on several projects for the Air Force Eastern Test Range in Cape Canaveral as well as an on-site programmer for several Air Force ETR Missile Tracking Stations. He received his B.S. in Mathematics from Wake Forest University in North Carolina in 1968.

     Daniel J. Stark, age 53, has been a director of STI since 1978. He has been a Vice President since 1983. He has also held the offices of President, Chairman of the Board, Secretary and Treasurer as well as Vice President in certain years prior to 1983. He has been an employee of STI from 1993 to the present and from 1978 to 1989. From 1989 to 1993, he was a software engineer with, and an owner of, Sysgen International Inc. where he developed the interface command and telemetry CTRUS box to the COMET operating system as well as other projects, many of which were related to the COMET operating system. Prior to joining STI, Mr. Stark was a system programmer with the RCA Service Corporation from 1976 to 1978. Mr. Stark received a B.A. in Mathematics from Bellarmine College in Louisville, Kentucky in 1965 and an M.S. in Mathematics from the Florida Institute of Technology in 1971.

     James A. Traficant, age 35, has been a director of STI since 1990, Vice President and Director of Advanced Programs since 1993 and an employee of STI since 1984. Mr. Traficant currently is involved in the development and management of the Advanced Programs Division. As Director of Business Development, he worked with a founder and the President of STI to establish long term growth and diversification strategy for STI during which time STI was awarded contracts with commercial firms. He was also instrumental in STI's involvement in the IRIDIUM program. Mr. Traficant received his B.S. in Electrical Engineering from Geneva College in Pennsylvania in 1984 and his M.B.A. from George Washington University in Washington, D.C. in 1992.

     P. Bradley Walker, age 37, became a director of STI in March 1996. He has been a consultant to Joseph Walker & Sons, Inc. (which provides consulting services to STI) since 1992. He is also the sole proprietor of PBW Consulting. He has been the Chairman and an owner of The Walker Group, Inc., a family holding company, for the past eight years. He is also Secretary of Monogenesis Corporation. The Walker Group, Inc., as a shareholder of Monogenesis, will own stock of the Issuer after the Distribution.

EXECUTIVE COMPENSATION
----------------------

     The following table sets forth the compensation of the President (the Chief Executive Officer), the four most highly compensated executive officers and the most highly compensated employee of STI who is not also an executive officer for the fiscal years ending January 31, 1996, 1995 and 1994. Determination of most highly compensated officers and employees is based upon compensation for fiscal year 1996 and does not necessarily reflect the most highly compensated employees for fiscal years 1995 and

1994. The Issuer has not paid any compensation.


                          Summary Compensation Table
                          --------------------------


------------------------------------------------------------------------------------------
                            Annual Compensation
                                                                           Long-Term
                                                                          Compensation
------------------------------------------------------------------------------------------
         Name and           Year   Salary    Bonus      Other Annual     Restricted Stock
    Principal Position              ($)       ($)      Compensation(1)      Awards (2)
                                                             ($)                ($)
------------------------------------------------------------------------------------------
Jeffery C. Clift            1996  116,928    25,013              3,500            24,987
 President, CEO             1995  112,752    30,000              3,500               -0-
                            1994  104,400    20,000              3,500               -0-
------------------------------------------------------------------------------------------
Thomas O. Chewning, Jr.,    1996  106,312     7,013              3,500            39,310
 Vice-President             1995  101,476    11,000              3,500               -0-
                            1994   85,539     4,000              3,500               -0-
------------------------------------------------------------------------------------------
Rudiger D. Lichti           1996   78,025       -0-                -0-           110,556
                            1995   77,360       -0-                -0-               -0-
                            1994   69,927       -0-                -0-               -0-
------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------
Don F. Riordan, Jr.         1996   82,212       -0-              3,500           110,556
 CFO, Secretary/            1995   76,206       -0-              3,500               -0-
 Treasurer                  1994   69,838       -0-              3,500               -0-
------------------------------------------------------------------------------------------
Daniel J. Stark             1996   87,034       -0-              3,500           110,556
 Vice President             1995   86,503       -0-              3,500               -0-
                            1994   39,040       -0-              3,500               -0-
------------------------------------------------------------------------------------------
James A. Traficant          1996  107,532   110,005              3,500           124,025
 Vice President             1995  101,700    33,000              3,500               -0-
                            1994   86,016    25,000              3,500               -0-
----------------------------------------------------------------------------------------



(1)  These are annual director's fees.

(2) STI issued a total of 46,986 shares in restricted stock bonuses for fiscal year 1996 valued at $659,214. Of these shares, 36,563 shares valued at $512,979 were issued to the persons listed in this table. The value of all of STI's shares at the end of the 1996 fiscal year was $9,783,400. All restricted stock was vested upon grant. Dividends will be paid to the extent paid on any shares. STI has a history of paying annual dividends. All shares of stock of STI were exchanged for Common Shares and Class A Preferred Shares as of the date hereof. See "Business -General."

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION
---------------------------------------------------------------------------
DECISIONS
---------

     Prior to this year, executive compensation was determined by STI's board of directors which consisted of executive officers of STI. Effective for fiscal year 1997, STI established a compensation committee. The members of the current committee are Dean Boley, Dave Nowacki, Don Riordan and Brad Walker. The compensation committee is working on an executive stock incentive plan which will use the Issuer's Class B Common Shares. The Class B Common Shares would be convertible to Common Shares based upon a participant's performance. Officers and divisional managers would be eligible to participate at the discretion of the President. Various scoring groups would be established under which the participants will be scored and through which shares will be distributed.

CERTAIN TRANSACTIONS
--------------------

     Brad Walker, a director of STI since March of 1996, provides consulting services to STI through Joseph Walker & Sons, Inc. ("JWSI") which received $48,000 in consulting fees from STI during the past year as well as warrants. See "Principal Shareholders and Security Ownership of Management." In addition, upon completion of the Distribution, JWSI will receive additional fees of $45,000. JWSI also expects to provide consulting services to STI and the Issuer in the future from which fees Mr. Walker is expected to benefit.

     In addition, Mr. Walker is Secretary of Monogenesis and Chairman and control shareholder of The Walker Group, Inc. which will receive shares of stock of the Issuer from Monogenesis in the Distribution.

                PRINCIPAL AND SELLING SHAREHOLDERS AND SECURITY
                            OWNERSHIP OF MANAGEMENT
                            -----------------------

MANAGEMENT AND 5% OR GREATER SHAREHOLDERS
-----------------------------------------

     The following table sets forth information with respect to ownership of issued and outstanding stock and warrants of the Issuer by management and 5% or greater shareholders as of the date hereof:


---------------------------------------------------------------------------------------------------------
                                          Total Number of      Percent       Number of       Percent
                                          Securities Owned        of         Registered        After
Name and Address         Title of Class   Beneficially (1)(2)   Class (3)  Securities (2)(4)   Sale (5)
---------------------------------------------------------------------------------------------------------
Dean W. Boley            Common                      553,160        15%             138,290       11%
832 Palmetto Terrace     Class A Preferred           110,632        16%                   0       16%
Oviedo, Florida          Warrants                     74,610         7%              74,610        0%
---------------------------------------------------------------------------------------------------------
Thomas O. Chewning, Jr.  Common                       61,755         2%              15,439        1%
931 Fostoria Drive       Class A Preferred            12,351         2%                   0        2%
Melbourne, Florida       Warrants                      8,328         1%               8,328        0%
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
                                          Total Number of      Percent       Number of       Percent
                                          Securities Owned        of         Registered        After
Name and Address         Title of Class   Beneficially (1)(2)  Class (3)  Securities (2)(4)   Sale (5)
---------------------------------------------------------------------------------------------------------
Jeffrey C. Clift         Common                        8,905         *               2,226          *
571 Wethersfield Place   Class A Preferred             1,781         *                   0          *
Melbourne, Florida       Warrants                      1,200         *               1,200         0%
---------------------------------------------------------------------------------------------------------
Jack D. Daily            Common                       13,435         *                3,359         *
135 Moncure Drive        Class A Preferred             2,687         *                    0         *
Alexandria, Virginia     Warrants                      1,812         *                1,812         0%
---------------------------------------------------------------------------------------------------------
Rudiger D. Lichti        Common                      253,470         7%              63,368        *5%
304 Palm Court           Class A Preferred            50,694         7%                   0         7%
Indialantic,  Florida    Warrants                     34,188         3%              34,188         0%
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
                                            Total Number of      Percent       Number of       Percent
                                            Securities Owned        of         Registered        After
Name and Address           Title of Class   Beneficially (1)(2)  Class (3)  Securities (2)(4)   Sale (5)
-----------------------------------------------------------------------------------------------------------
William K. Presley         Common                        11,645          *              2,911         *
635 Kenwood Court          Class A Preferred              2,329          *                  0         *
Satellite Beach, Florida   Warrants                       1,572          *              1,572        0%
-----------------------------------------------------------------------------------------------------------
David R. Reading           Common                         7,135          *              1,784         *
695 Caribbean Road         Class A Preferred              1,427          *                  0         *
Satellite Beach, Florida   Warrants                         960          *                960        0%
-----------------------------------------------------------------------------------------------------------
Don F. Riordan, Jr.        Common                       257,790         7%             64,448        5%
414 LaCosta Street         Class A Preferred             51,558         7%                  0        7%
Melbourne Beach, Florida   Warrants                      34,770         3%             34,770        0%
-----------------------------------------------------------------------------------------------------------
Daniel J. Stark            Common                       552,430        15%            138,108       11%
5180 Sandlake Drive        Class A Preferred            110,486        16%                  0       16%
Melbourne, Florida         Warrants                      74,514         7%             74,514        0%
-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------
                                             Total Number of      Percent       Number of       Percent
                                             Securities Owned        of         Registered        After
Name and Address            Title of Class   Beneficially (1)(2)  Class (3)  Securities (2)(4)   Sale (5)
-----------------------------------------------------------------------------------------------------------
James A. Traficant          Common                       44,200         1%             11,050         1%
8305 Peach Court            Class A Preferred             8,840         1%                  0         1%
Fairfax Station, Virginia   Warrants                      5,964         1%              5,964         0%
-----------------------------------------------------------------------------------------------------------
P. Bradley Walker (6)       Common                       63,750         2%              63,750        0%
12 Green Brier              Class A Preferred                 0         0%                   0        0%
Parkersburg, West Virginia  Warrants                    102,000        10%             102,000        0%
-----------------------------------------------------------------------------------------------------------
STI ESOP (7)                Common                    1,704,430        45%           1,704,430        0%
1226 Evans Road             Class A Preferred           340,886        49%                   0       49%
Melbourne, Florida          Warrants                    229,896        21%             229,896        0%
-----------------------------------------------------------------------------------------------------------
Joseph Walker & Sons, Inc.  Common                            0         0%                   0        0%
88 Walker Creek Road        Class A Preferred                 0         0%                   0        0%
Walker, West Virginia       Warrants                    174,996        16%             174,996        0%
-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------
                                             Total Number of      Percent       Number of       Percent
                                             Securities Owned        of         Registered        After
Name and Address            Title of Class   Beneficially (1)(2)  Class (3)  Securities (2)(4)   Sale (5)
-----------------------------------------------------------------------------------------------------------
Total number of shares      Common                    1,574,205        42%             441,365       30%
 owned by directors and     Class A Preferred           302,091        43%                   0       43%
 executive officers as a    Warrants                    305,730        29%             305,730        0%
 group (6)
-------------------------------------------------------------------------------------------------------------



* Less than 1%.


OTHER SELLING SHAREHOLDERS
--------------------------


     The following table sets forth information with respect to ownership of the Issuer by Selling Shareholders who are not part of management and hold less than 5% of the issued and outstanding shares of any class as of the date hereof.


-------------------------------------------------------------------------------------
                                          Total Number of
                                         Securities Owned      Number of Registered
Name and Address     Title of Class   Beneficially (1)(2)(8)   Securities (2)(4)(8)
-------------------------------------------------------------------------------------
Donald M. MacKay     Common                            5,000                  1,250
                     Class A Preferred                 1,000                      0
                     Warrants                            672                    672
-------------------------------------------------------------------------------------
Gregory W. Saunders  Common                            2,490                    623
                     Class A Preferred                   498                      0
                     Warrants                            336                    336
-------------------------------------------------------------------------------------
Kenneth E. Zepf      Common                           10,755                  2,689
                     Class A Preferred                 2,151                      0
                     Warrants                          1,452                  1,452
-------------------------------------------------------------------------------------


(1) Except as described below, all owners have sole voting power and sole investment power over all shares listed. The number of shares owned does not include shares allocated to such person's account in the ESOP.


(2) All of the Warrants and the Common Shares listed as registered securities are included in the securities offered by Selling Shareholders. Common Shares received by Selling Shareholders upon the exercise of Warrants are registered for resale by the Selling Shareholders.

(3) These figures do not include any Common Shares which could be issued upon the conversion of the outstanding Warrants. Holders of the Warrants could receive up to 1,070,270 Common Shares upon exercise of the Warrants. See "Securities".

(4)  None of the Class A Preferred Shares will be registered.

(5) This is the percent of class of the shares held by the listed shareholder assuming all Shares and Warrants offered are sold and that no Warrants were exercised.


(6) The Shares and Warrants listed as beneficially owned by Mr. Walker are owned by The Walker Group, Inc. which will receive the Shares and Warrants as a shareholder of Monogenesis in the Distribution. Mr. Walker is Chairman and control shareholder of The Walker Group, Inc. In addition, JWSI which employs Mr. Walker as a consultant received warrants from STI as compensation for services which warrants were exchanged for Warrants of the Issuer. See "Management - Certain Transactions."

(7) The ESOP shares are voted by the trustees. Don Riordan and David Nowacki are currently the trustees.

(8) None of the other Selling Shareholders own 1% or more of any class of securities.

     Joseph Walker and Sons, Inc. ("JWSI") performed certain consulting services for STI and the Issuer in partial consideration of which it received warrants of STI which it exchanged for 174,996 Warrants of the Issuer which constitute approximately 16% of the total issued and outstanding Warrants. If all of the Warrants are exercised by JWSI and no other Warrants are exercised or shares issued, JWSI will own approximately 4% of the issued and outstanding Common Shares.

                                  SECURITIES
                                  ----------

DESCRIPTION OF CAPITAL STOCK
----------------------------

     COMMON SHARES.  The Issuer is authorized to issue 30,000,000 Common Shares,
     -------------
par value $.01 per share, of which 3,786,000 shares were issued and outstanding as of the date of this Prospectus. There will be approximately 2,000 holders of the issued and outstanding Common Shares after the Distribution. See "Principal and Selling Shareholders and Security Ownership of Management." The holders of Common Shares of the Issuer are entitled to one vote per share on all entitled matters including the election of directors and do not have cumulative voting rights. With respect to the election of directors, holders of Common Shares (together with holders of Class B Common Shares and of any Preferred Shares with voting rights other than Class A Preferred Shares) voting as a separate class are entitled to elect 25% of the members of the Board of Directors of the Issuer. Holders of Class A Preferred Shares are entitled to elect the remaining directors. See "Risk Factors - Control By Holders of Class A Preferred Shares." Notwithstanding the foregoing, if, on the record date for any shareholders' meeting at which directors are to be elected, the number of issued and outstanding Common Shares, Class B Common Shares and voting Preferred Shares (other than Class A Preferred Shares) is less than 10% of the aggregate number of issued and outstanding voting shares of all classes, all directors will be elected by the holders of all voting shares voting together.

     The holders of Common Shares share equally in funds legally available for dividends when, as and if declared by the Board of Directors of the Issuer with holders of Class B Common Shares and Class A Preferred Shares. See "Risk
Factors -Dividends." Stock dividends may only be paid to holders of Common Shares in Common Shares and only if the same number of Class A Preferred Shares will be paid with respect to each outstanding Class A Preferred Share. The payment of dividends may also be subject to preferential or identical rights, if any, of the holders of other outstanding securities. See "Risk Factors - Authorization of Preferred Stock." Common Shares or Class A Preferred Shares may not be combined or subdivided without at the same time making a proportionate combination or subdivision of the shares of the other of such classes.

     Holders of Common Shares are also entitled to share ratably in all of the assets of the Issuer available for distribution to holders of common shares (including Class B Common Shares) upon liquidation, dissolution or winding up of the affairs of the Issuer subject to the preference of holders of Class A Preferred Shares, but only to the extent of the stated value of $2.50 per share, and subject to any preferential rights of the holders of any other outstanding preferred shares. See "Risk Factors - Authorization of Preferred Stock." Common Shares do not have preemptive, subscription or conversion rights and are not subject to call or redemption (there are no applicable sinking fund provisions). All Common Shares now outstanding are fully paid and nonassessable.

CLASS B COMMON SHARES.  Class B Common Shares are a convertible security created
---------------------
in order to secure highly motivated executive personnel for the Issuer and its subsidiaries and take the place of compensation stock options, although the Issuer remains authorized to issue stock options. There are 600,000 Class B Common Shares authorized at $.01 par value per share. Class B Common Shares are identical to Common Shares and have equal rights and privileges with Common Shares except as described below. Class B Common Shares are nontransferable. The Board of Directors, by resolution, may authorize the issuance of Class B Common Shares; provided that, each such resolution contains a formula under which the shares may be converted to Common Shares. In no case may the Board of Directors set any conversion rights which could result in the issuance of more than ten Common Shares for each Class B Common Share. At the close of business on the fifth anniversary of the date of a resolution authorizing the issuance of any Class B Common Shares, such issued and outstanding but unconverted shares will be deemed to have been converted at the rate of one Common Share for each such Class B Common Share. There are no issued and outstanding Class B Common Shares as of the date of this Prospectus.

CLASS A PREFERRED SHARES.  The Issuer is authorized to issue 5,000,000 Class A
------------------------
Preferred Shares, $.01 par value and $2.50 stated value per share, of which 697,320 shares were issued and outstanding as of the date hereof. See "Principal and Selling Shareholders and Security Ownership of Management." Holders of Class A Preferred Shares have the right to one noncumulative vote per share on all matters on which they are entitled to vote. For the election of directors, the holders of a majority of Class A Preferred Shares are entitled to elect 75% of the members of the Board of Directors. If, on the record date for any shareholders' meeting at which directors are to be elected, the number of issued and outstanding Common Shares, Class B Common Shares and voting Preferred Shares (other than Class A Preferred Shares) is less than 10% of the aggregate number of issued and outstanding voting shares of all classes, all directors will be elected by the holders of all voting shares voting together. If more than 90% of the aggregate number of issued and outstanding Common Shares, Class B Common Shares, Class A Preferred Shares and voting Preferred Shares are Class A Preferred Shares, the holders of a majority of Class B Common Shares will in practice be able to elect all of the members of the Board of Directors. See "Risk Factors - Control By Holders of Class A Preferred Shares."

     Holders of Class A Preferred Shares share equally in funds legally available for dividends when, as and if declared by the Board of Directors of the Issuer with holders of Common Shares and Class B Common Shares. See "Risk Factors - Dividends." Stock dividends may only be paid to holders of Class A Preferred Shares in Class A Preferred Shares and may only be paid in shares at all if the same number of Common Shares will be paid with respect to each outstanding Common Share. The payment of dividends may also be subject to preferential or identical rights, if any, of the holders of other outstanding securities. See "Risk Factors - Authorization of Preferred Stock."

     Holders of Class A Preferred Shares are entitled to receive $2.50 per share prior to any of distribution to holders of common shares (including Common Shares and Class B Common Shares) upon liquidation, dissolution or winding up of the affairs of the Issuer, subject to any preferential rights of holders of other classes of Preferred Shares. See "Risk Factors -Authorization of Preferred Stock." Holders of Class A Preferred Shares have preemptive rights only as to Class A Preferred Shares. Class A Preferred Shares are not subject to call or redemption (there are no applicable sinking fund provisions). All Class A Preferred Shares now outstanding are fully paid and nonassessable.

     In addition, the Board of Directors must seek the approval of a majority of the holders of Class A Preferred Shares to issue shares of authorized and unissued Class A Preferred Shares. Common Shares or Class A Preferred Shares may not be combined or subdivided without at the same time making a proportionate combination or subdivision of the shares of the other of such classes. Each share may also be converted into one Common Share at any time at the option of the holder. Class Preferred Shares are nontransferable by holders except upon the written consent of all holders of Class A Preferred Shares.

     At this time, approximately 49% of the issued and outstanding Class A Preferred Shares are owned by the ESOP. See "Principal and Selling Shareholders and Security Ownership of Management." The ESOP, as the controller of 49% of shares of the outstanding Class A Preferred Shares, is the largest shareholder of Class A Preferred Shares. There are 14 holders of Class A Preferred Shares including the ESOP. The holders of Class A Preferred Shares elect 75% of the directors and generally control the Issuer. See "Risk Factors - Control By Holders of Class A Preferred Shares."

     PREFERRED SHARES.  In addition, the Board of Directors of the Issuer, by
     ----------------
resolution, has the authority to issue, in one or more series, up to 10,000,000 Preferred Shares of other classes. Such unissued shares will have such preferences, rights and limitations as are established by the Board of Directors except that the voting rights, if any, of one Preferred Share may not exceed the voting rights of one Common Share. See "Risk Factors - Authorization of Preferred Stock." There are no issued and outstanding Preferred Shares as of the date of this Prospectus, other than Class A Preferred Shares.

     COMMON STOCK PURCHASE WARRANTS.  The Issuer has issued and outstanding
     ------------------------------
1,070,270 Common Stock Purchase Warrants, each Warrant entitling the holder to purchase one Common Share of the Issuer. The Warrants may be exercised at any time during the 36 month period beginning on the date of this Prospectus at an exercise price of $3.00 per share, subject to adjustment, by surrendering the Warrant to the Warrant Agent with the subscription properly completed and executed with payment of the exercise price. No fractional Common Shares will be issued in connection with the exercise of Warrants. The Issuer has no right to call the Warrants.

     If a holder of Warrants fails to exercise the Warrants prior to their expiration, the Warrants will expire and the holder will have no further rights with respect to the Warrants. If a market for the Warrants develops, the holder may sell the Warrants instead of exercising them. There can be no assurance that a market for the Warrants will develop or continue. See "Risk Factors - Absence of Trading Market." If the Issuer is unable to qualify for sale the Common Shares underlying the Warrants (or the shares are exempt from qualification) in the states in which the various holders of the Warrants then reside, holder of the Warrants may have no choice but to let the Warrants expire. See "Risk Factors - Current Prospectus and State 'Blue Sky' Registration or Exemption Required to Exercise the Warrants."

     A holder of Warrants will not have any rights or privileges of a shareholder of the Issuer prior to exercise of such Warrants. The Issuer will keep available a sufficient number of authorized Common Shares to permit exercise of the Warrants.

     The exercise price of the Warrants and the number of shares issuable upon exercise of the Warrants will be subject to adjustment in the event of stock dividends, stock splits, combinations, reorganizations, subdivisions and reclassifications. No assurance can be given that the market price of the Issuer's Common Shares will exceed the exercise price at any time during the term of the Warrants.

     The Warrants were issued pursuant to a Warrant Agreement between the Issuer and Mid-America Bank of Louisville and Trust Company (the "Warrant Agent"). All descriptions of the Warrants are qualified in their entirety by reference to the Warrant Agreement which is included as an exhibit to the Registration Statement of which this Prospectus is a part.

TRANSFER AGENT, REGISTRAR AND WARRANT AGENT
-------------------------------------------

     The transfer agent and registrar for the Common Shares and the Warrant Agent is Mid-America Bank of Louisville and Trust Company, P.O. Box 1101, Louisville, Kentucky 40201-1101.

                                   DIVIDENDS
                                   ---------

     The Issuer has not paid any dividends. STI has paid dividends of $177,955 and $88,977 for fiscal years ended in 1996 and 1995 respectively. In connection with a loan agreement entered into in 1995, STI is prohibited from declaring or paying dividends in excess of the lesser of 25% of net income or $100,000, among other actions, without the prior approval of the lender. There is no guarantee that STI, and therefore the Issuer, will pay dividends in the future. See "Risk Factors -Dividends" and "Authorization of Preferred Stock."

                       LIABILITY AND INDEMNIFICATION OF
                            DIRECTORS AND OFFICERS
                            ----------------------

     Officers and directors of the Issuer are covered by certain provisions of the Delaware General Corporation Law and the Certificate of Incorporation and Bylaws of the Issuer, which serve to limit, and, in certain instances, to indemnify them against, certain liabilities which they may incur in such capacities.

ELIMINATION OF LIABILITY IN CERTAIN CIRCUMSTANCES
-------------------------------------------------

     Delaware has enacted legislation which authorizes corporations to limit or eliminate the personal liability of directors to corporations and their shareholders for monetary damages for breach of a director's fiduciary duty of care. The duty of care requires that, when acting on behalf of the corporation, directors must exercise an informed business judgment based on all material information reasonably available to them. Absent the limitations authorized by the legislation, directors are accountable to corporations and their shareholders for monetary damages for conduct constituting negligence or gross negligence in the exercise of their duty of care. Although the statute does not change directors' duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission by including certain provisions in its Certificate of Incorporation.

     The Issuer's Certificate of Incorporation limits the liability of its directors to the Issuer or its shareholders (in their capacity as directors, but not in their capacity as officers) to the fullest extent permitted by the legislation. Specifically, the directors of the Issuer will not be personally liable for monetary damages for breach of director's fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Issuer or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit.

INDEMNIFICATION
---------------

     The Issuer's Certificate of Incorporation provides that the Issuer indemnify any and all of its directors or officers or former directors or officers or any person who may have served at its request as a director or officer of another corporation in which it owns shares of capital stock or of which it is a creditor against expenses actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they, or any of them, are made parties, or a party, by reason of being or having been directors or officers of the Issuer, or of such other corporation, except in relation to matters as to which any such director or officer or former director or officer or person shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty.

     In addition, Section 7.1(a) of the Issuer's Bylaws provides that the Issuer must indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Issuer) by reason of the fact that such person is or was a director, officer, employee or agent of the Issuer, or is or was serving at the request of the Issuer as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Issuer, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Issuer, and, with respect to any criminal action or proceeding, had reasonable cause to believe that this conduct was unlawful.

     Section 7.1(b) of the Issuer's Bylaws provides that the Issuer must indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Issuer to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Issuer or is or was serving at the request of the Issuer as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Issuer, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Issuer unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

     Section 7.1(d) of the Issuer's Bylaws provides that any indemnification under Sections 7.1(a) and (b) (unless ordered by a court) shall be made by the Issuer only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding,
(ii) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the shareholders of the Issuer. To the extent, however, that a director, officer, employee or agent of the Issuer has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred in connection therewith, without the necessity of authorization in the specific case under Section 7.1(c).

     Under Section 7.1(e), expenses incurred by a director, officer, employee or agent of the Issuer in defending or investigating a threatened or pending action, suit or proceeding may be paid by the Issuer in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director, officer, employee or agent to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Issuer.

     The indemnification and advancement of expenses provided by or granted pursuant to the Issuer's Bylaws are not exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any Bylaw, agreement, contract, vote of shareholders or disinterested directors or otherwise, both as to action in official capacity and as to action in another capacity while holding such office, it being the Issuer's policy that indemnification of the persons specified in the Bylaws shall be made to the fullest extent permitted by law. The indemnification and advancement of expenses provided by, or granted pursuant to the Issuer's Bylaws shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

     Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or persons controlling the Issuer pursuant to the foregoing provisions, the Issuer has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is therefore unenforceable.

                                 LEGAL MATTERS
                                 -------------

     The Issuer has been advised with respect to certain legal aspects of the offering by Ogden Newell & Welch, 1200 One Riverfront Plaza, Louisville, Kentucky 40202.

                                    EXPERTS
                                    -------

     The financial statements of STI at January 31, 1996, 1995 and 1994, and for each of the years in the three year period ended January 31, 1996, appearing in this Prospectus have been audited by Hoyman, Dobson & Company, P.A., Certified Public Accountants, 215 Baytree Drive, Suite 1, Melbourne, Florida 32940, independent auditors, as set forth in its report thereon appearing elsewhere herein. The financial statements are included in reliance upon such report given upon the authority of such firm as an expert in accounting and auditing.

                             FINANCIAL STATEMENTS
                             --------------------


                               TABLE OF CONTENTS
                               -----------------

                           Software Technology, Inc.
                           -------------------------
            Nine Months Ended October 31, 1996 and 1995 (Unaudited)
                  Years ended January 31, 1996, 1995 and 1994


                                                                                                PAGE
                                                                                                ----
Independent Auditor's Report - August 15, 1996                                                  F-1

Balance Sheets - January 31, 1996 and 1995 and October 31, 1996                                 F-2

Statements of Income - For the Years Ended January 31, 1996 and 1995                            F-4
 and the Nine Months Ended October 31, 1996 and 1995

Statement of Changes in Stockholders' Equity - For the Years Ended                              F-5
 January 31, 1996 and 1995  and the Nine Months Ended October 31,1996

Statements of Cash Flows - For the Years Ended January 31, 1996 and 1995                        F-6
 and the Nine Months Ended October 31, 1996 and 1995

Notes to Financial Statements                                                                   F-9

Supplementary Information                                                                       F-21

Independent Auditor's Report - March 31, 1995                                                   F-27

Balance Sheets - January 31, 1995 and 1994                                                      F-29

Statements of Income and Retained Earnings - For the Years Ended                                F-31
 January 31, 1995 and 1994

Statements of Cash Flows - For the Years Ended January 31, 1995 and 1994                        F-32

Notes to Financial Statements - January 31, 1995 and 1994                                       F-33

Supplementary Information                                                                       F-42

                          Exigent International, Inc.
                          ---------------------------

Independent Auditor's Report - December 6, 1996                                                 F-49

Balance Sheet - October 31, 1996                                                                F-50

Notes to Financial Statement                                                                    F-51

                         INDEPENDENT AUDITOR'S REPORT


Board of Directors and Stockholders
Software Technology, Inc.

We have audited the accompanying balance sheets of Software Technology, Inc. as of January 31, 1996 and 1995, and the related statements of income and retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Software Technology, Inc. as of January 31, 1996 and 1995, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

Our audit was conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplementary information on pages F-21 to F-26 presented for purposes of additional analysis and is not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.


Hoyman, Dobson & Company, P.A.
Melbourne, Florida
August 15, 1996

                           SOFTWARE TECHNOLOGY, INC.
                                BALANCE SHEETS

                                    ASSETS


                                                            January 31,                            October 31,
                                           --------------------------------------------         -----------------
                                                 1996                        1995                      1996
                                           -----------------            ---------------         -----------------
                                                                                                 (Unaudited)
CURRENT ASSETS
   Cash and cash equivalents                  $    270,084               $       8,640            $      33,180
   Accounts receivable, pledged                  1,451,244                   1,586,223                3,927,186
   Costs and estimated earnings
     in excess of billings on
     uncompleted contracts,
     pledged                                     4,698,123                   3,819,887                3,850,792
   Prepaid expenses                                122,807                      14,491                   32,315
   Deferred income taxes                           221,000                     251,300                  305,000
                                           -----------------            ----------------        -----------------

     TOTAL CURRENT ASSETS                        6,763,258                   5,680,541                8,148,473
                                           -----------------            ----------------        -----------------

PROPERTY AND EQUIPMENT pledged
   Cost                                          2,686,678                   1,668,631                3,398,350
   Accumulated depreciation                     (1,474,347)                 (1,068,212)              (1,935,451)
                                           -----------------            ----------------        -----------------

     NET PROPERTY AND
     EQUIPMENT                                   1,212,331                     600,419                1,462,899
                                           -----------------            ----------------        -----------------

OTHER ASSETS
  Research and development costs,
     net of accumulated amortization
     of $108,379 in 1996, $23,685
     in 1995 and $190,044 for the
     period ended October 31, 1996                 216,189                     139,098                  252,037
  Deposits                                          34,803                      31,308                   43,468
  Cash surrender value of life insurance            21,167                      19,742                   20,032
                                           -----------------            ----------------        -----------------

     TOTAL OTHER ASSETS                            272,159                     190,148                  315,537
                                           -----------------            ----------------        -----------------

     TOTAL ASSETS                          $     8,247,748              $    6,471,108          $     9,926,909
                                           =================            ================        =================


        The accompanying notes are an integral part of this statement.

                           SOFTWARE TECHNOLOGY, INC.
                          BALANCE SHEETS (CONTINUED)

                     LIABILITIES AND STOCKHOLDERS' EQUITY


                                                               January 31,                        October 31,
                                                   ------------------------------------         ----------------
                                                         1996                 1995                    1996
                                                   ----------------      --------------         ----------------
                                                                                                  (Unaudited)
CURRENT LIABILITIES
   Line of credit                                   $        -            $   900,000            $        -
   Accounts payable                                       222,019             149,040                  469,373
   Accrued expenses                                     2,614,204           1,341,997                1,760,103
   Billings in excess of costs and
     estimated earnings on
     uncompleted contracts                                198,339              27,045                     -

   Income taxes payable                                   304,000              91,500                  107,300
   Current portion, long-term debt                          6,760               5,475                  272,082
                                                   ----------------      --------------         ----------------
    TOTAL CURRENT LIABILITIES                           3,345,322           2,515,057                2,608,858
                                                   ----------------      --------------         ----------------
LONG-TERM LIABILITIES
   Long-term debt, less current portion                     4,461              12,109                  356,262
   Other liabilities                                        5,428               5,191                    5,514
                                                   ----------------      --------------         ----------------
    TOTAL LONG-TERM LIABILITIES                             9,889              17,300                  361,776
                                                   ----------------      --------------         ----------------
    TOTAL LIABILITIES                                   3,355,211           2,532,357                2,970,634
                                                   ----------------      --------------         ----------------
STOCKHOLDERS' EQUITY
   Common stock, $.01 par value, 800,000
    shares authorized, 768,400 issued
    and 678,768 and 593,182 outstanding
    at January 31, 1996 and 1995;
    768,400 issued and 697,320
    outstanding at October 31, 1996                         7,684               7,684                    7,684
    (unaudited)
   Paid in capital                                         29,030              29,030                1,064,997
   Retained earnings                                    5,600,586           4,646,800                6,185,771
                                                   ----------------      --------------         ----------------
                                                        5,637,300           4,683,514                7,258,452
   Treasury stock, common, 175,218
    shares at January 31, 1996 and
    1995 and 71,080 shares at October
    31, 1996 (unaudited), at cost                        (744,763)           (744,763)                (302,177)
                                                   ----------------      --------------         ----------------

    TOTAL STOCKHOLDERS' EQUITY                          4,892,537           3,938,751                6,956,275
                                                   ----------------      --------------         ----------------
    TOTAL LIABILITIES AND
     STOCKHOLDERS' EQUITY                           $   8,247,748         $ 6,471,108            $   9,926,909
                                                   ================      ==============         ================


        The accompanying notes are an integral part of this statement.

                           SOFTWARE TECHNOLOGY, INC.
                             STATEMENTS OF INCOME

                                            For the Years Ended                                   For the Nine Months
                                                January 31,                                        Ended October 31,
                                  --------------------------------------------      --------------------------------------------
                                         1996                       1995                   1996                       1995
                                  ------------------         ------------------     ------------------         ------------------
REVENUES FROM SERVICES                $  25,291,635              $  19,760,600          $  22,763,366              $  18,368,518
COST OF SALES                           (19,408,136)               (16,063,607)           (17,926,933)               (13,931,338)
                                  ------------------         ------------------     ------------------         ------------------
GROSS PROFIT                              5,883,499                  3,696,993              4,836,433                  4,437,180
GENERAL AND ADMINISTRATIVE
EXPENSES                                 (3,840,669)                (2,538,667)            (3,644,354)                (2,443,691)

RESEARCH AND DEVELOPMENT COSTS             (154,856)                  (102,533)               (67,545)                  (121,339)
                                  ------------------         ------------------     ------------------         ------------------
OPERATING INCOME                          1,887,974                  1,055,793              1,124,534                  1,872,150
                                  ------------------         ------------------     ------------------         ------------------
OTHER INCOME (EXPENSE)
  Interest income                            33,987                     34,805                 49,066                     18,388
  Interest expense                          (26,311)                   (11,524)               (37,415)                   (18,796)
  Loss on disposal of fixed assets           (8,509)                    (3,139)                     -                     (8,486)
                                  ------------------         ------------------     ------------------         ------------------
   TOTAL OTHER INCOME (EXPENSE)                (833)                    20,142                 11,651                     (8,894)
                                  ------------------         ------------------     ------------------         ------------------
INCOME BEFORE INCOME TAXES                1,887,141                  1,075,935              1,136,185                  1,863,256

INCOME TAX EXPENSE                         (755,400)                  (353,725)              (551,000)                  (713,300)
                                  ------------------         ------------------     ------------------         ------------------
NET INCOME                            $   1,131,741              $     722,210          $     585,185              $   1,149,956
                                  ==================         ==================     ==================         ==================
PROFORMA EARNINGS PER SHARE           $         .25              $         .16          $         .13              $         .26
                                  ==================         ==================     ==================         ==================
PROFORMA COMMON SHARES USED
IN COMPUTATION (NOTE 7)                   4,483,920                  4,483,920              4,483,920                  4,483,920
                                  ==================         ==================     ==================         ==================


        The accompanying notes are an integral part of this statement.

                           SOFTWARE TECHNOLOGY, INC.
                 STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY


                                                                                                                        Total
                                      Common Stock             Paid In          Retained          Treasury           Stockholders
                                    Shares      Amount         Capital          Earnings           Stock                Equity
                                  ----------  ----------     -------------    ---------------   ---------------   ------------------
BALANCE FEBRUARY 1, 1994            768,400     $  7,684       $    29,030      $   4,013,567      $   (744,763)      $   3,305,518
Net income                                                                      $     722,210                         $     722,210
Cash dividends of  $.15
  per share                                                                     $     (88,977)                        $     (88,977)
                                  ----------  ----------     -------------    ---------------   ---------------   ------------------
BALANCE JANUARY 31, 1995            768,400     $  7,684       $    29,030      $   4,646,800      $   (744,763)      $   3,938,751
Net income                                                                      $   1,131,741                         $   1,131,741
Cash dividends of $.30
  per share                                                                     $    (177,955)                        $    (177,955)
                                  ----------  ----------     -------------    ---------------   ---------------   ------------------
BALANCE JANUARY 31, 1996            768,400     $  7,684       $    29,030      $   5,600,586      $   (744,763)      $   4,892,537
Net income                                                                      $     585,185                         $     585,185
Issued 46,986 shares of
  treasury stock to fund accrued
  bonuses, cost $4.25. Market
  value of Company's common
  stock $14.03                                                 $   459,523                         $    199,690       $     659,213
Issued 38,600 shares of
  treasury stock to fund accrued
  ESOP contributions, cost$4.25.
  Market value of Company's
  common stock $14.03                                          $   377,508                         $    164,050       $     541,558
Issued 18,552 shares of
  treasury stock for bonuses
  and management incentives,
  cost$4.25. Market value of
  Company's common stock
  $14.03                                                       $   181,439      $                  $     78,846       $     260,285
Issued warrants for services                                   $    17,497                                            $      17,497
                                  ----------  ----------     -------------    ---------------   ---------------   ------------------
BALANCE OCTOBER 31, 1996            768,400     $  7,684       $ 1,064,997      $   6,185,771      $   (302,177)      $   6,956,275
                                  ==========  ==========     =============    ===============   ===============   ==================


        The accompanying notes are an integral part of this statement.

                           SOFTWARE TECHNOLOGY, INC.
                           STATEMENTS OF CASH FLOWS


                                                         For the Years Ended                          For the Nine Months

                                               ---------------------------------------       ---------------------------------------

                                                             January 31,                               Ended October 31,

                                               ---------------------------------------       ---------------------------------------

                                                      1996                 1995                     1996                 1995

                                               ------------------   ------------------       ------------------   ------------------


                                                                                                            (Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:

  Cash received from customers                 $    24,719,672      $    17,488,101          $    20,937,551      $    17,053,945

  Interest received                                     33,987               34,805                   49,066               18,388

  Cash paid to suppliers and employees             (21,621,853)         (18,197,759)             (20,126,999)         (15,397,367)

  Interest paid                                        (26,311)             (11,524)                 (37,415)             (17,782)
  Income taxes paid                                   (512,600)            (349,756)                (831,700)            (321,100)
                                               ------------------   ------------------       ------------------   ------------------

  NET CASH PROVIDED BY (USED IN)
    OPERATING ACTIVITIES                             2,592,895           (1,036,133)                  (9,497)           1,336,084
                                               ------------------   ------------------       ------------------   ------------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Cash paid for acquisition of capital assets       (1,122,226)            (526,512)                (727,017)            (755,032)
  Cash proceeds from the sale of capital assets         36,878                    -                        -                2,044
  Cash paid for capitalized research and
  development                                         (161,785)            (162,783)                (117,513)                   -
                                               ------------------   ------------------       ------------------   ------------------

  NET CASH USED IN INVESTING ACTIVITIES             (1,247,133)            (689,295)                (844,530)            (752,988)
                                               ------------------   ------------------       ------------------   ------------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Net borrowings under line of credit                 (900,000)             900,000                        -             (586,000)
  Proceeds from issuance of long-term debt                   -                    -                  800,000                    -
  Principal payments on long-term debt                  (6,363)              (6,562)                (182,877)              (5,736)
  Dividends paid                                      (177,955)            (127,377)                       -                    -
                                               ------------------   ------------------       ------------------   ------------------

  NET CASH PROVIDED BY (USED IN)
    FINANCING ACTIVITIES                            (1,084,318)             766,061                  617,123             (591 736)
                                               ------------------   ------------------       ------------------   ------------------

NET INCREASE (DECREASE) IN CASH AND CASH               261,444             (959,367)                (236,904)              (8,640)
  EQUIVALENTS
CASH AND CASH EQUIVALENTS, BEGINNING
  OF PERIOD                                              8,640              968,007                  270,084                8,640
                                               ------------------   ------------------       ------------------   ------------------

CASH AND CASH EQUIVALENTS, END OF
  PERIOD                                       $       270,084      $         8,640          $        33,180      $             -
                                               ==================   ==================       ==================   ==================


        The accompanying notes are an integral part of this statement.

                           SOFTWARE TECHNOLOGY, INC.
                     STATEMENTS OF CASH FLOWS (CONTINUED)


                                                         For the Years Ended                           For the Nine Months
                                               ---------------------------------------       ---------------------------------------
                                                             January 31,                                Ended October 31,
                                               ---------------------------------------       ---------------------------------------
                                                      1996                 1995                     1996                 1995
                                               ------------------   ------------------       ------------------   ------------------
                                                                                                           (Unaudited)
RECONCILIATION OF NET INCOME TO NET
CASH PROVIDED BY (USED IN) OPERATING
ACTIVITIES:
  Net income                                   $   1,131,741        $    722,210             $    585,185         $    1,149,956
                                               ------------------   ------------------       ------------------   ------------------

  Adjustments to reconcile net income to net
  cash
    provided by (used in) operating activities:
    Depreciation and amortization                    549,621             262,304                  558,114                348,514
    Public offering costs                                  -                   -                   17,497                      -
    (Gain) Loss on disposal of fixed assets            8,509               3,139                        -                  5,690
    Decrease (increase) in accounts receivable       134,979            (857,049)              (2,475,942)            (3,746,019)
    Decrease(increase) on costs and estimated
      earnings in excess of billings on
      uncompleted contracts                         (878,236)         (1,447,859)                 847,331              2,458,491
    Decrease (increase) in prepaid expenses         (108,316)              3,685                   90,492                  2,966
    Decrease in deferred charges                           -              24,961                        -                      -
    Decrease (increase) in deferred income taxes      30,300             (83,900)                 (84,000)               (46,700)
    Increase in federal taxes receivable                   -                   -                        -                      -
    Decrease (increase) in deposits                   (3,495)              7,303                   (8,665)                (2,329)
    Increase (decrease) in cash surrender value
      of life insurance                               (1,425)             (3,027)                   1,135                      -
    Increase in bank overdraft                             -                   -                  384,488                397,463
    Increase (decrease) in accounts payable           72,979              63,023                 (137,134)               (59,015)
    Increase in accrued expenses                   1,272,207             148,972                  606,955                413,991
    Increase (decrease) in billings in excess
      of costs and estimated earnings on
      uncompleted contracts                          171,294              27,045                 (198,339)               (27,045)
    Increase (decrease) in income taxes
      payable                                        212,500              87,869                 (196,700)               438,900
    Increase in other liabilities                        237               5,191                       86                  1,220
                                               ------------------   ------------------       ------------------   ------------------
    Total adjustments                              1,461,154          (1,758,343)                (594,682)               186,127
                                               ------------------   ------------------       ------------------   ------------------
NET CASH  PROVIDED BY (USED IN)
OPERATING   ACTIVITIES                         $   2,592,895        $ (1,036,133)            $    (9,497)         $    1,336,083
                                               ==================   ==================       ==================   ==================


The accompanying notes are an integral part of this statement.

                           SOFTWARE TECHNOLOGY, INC.
                     STATEMENTS OF CASH FLOWS (CONTINUED)



SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING
AND FINANCING ACTIVITIES (UNAUDITED)


At January 31, 1996 the Company had accrued $1,375,959 in bonus and ESOP payments. The Company paid $175,188 of this amount in cash during the nine months ended October 31, 1996 (unaudited). In addition, the Company issued 46,986 shares of treasury stock at a cost of $4.25 per share for accrued bonuses of $199,690 and 38,600 shares of treasury stock at a cost of $4.25 per share for the ESOP payable of $164,050. The remaining balance $837,031, representing the difference between the cost and market value of the treasury stock issued, was recorded as additional paid in capital when the shares were issued.

On May 29, 1996, the Company accrued a $260,285 bonus and issued 18,552 shares of treasury stock at a cost of $4.25 per share, or $78,846, for bonus and management incentive awards. The Company's stock was valued at $14.03 on the date of the issuance, therefore, the difference between cost and market of $181,439 was recorded as additional paid in capital.

                           SOFTWARE TECHNOLOGY, INC.
                         NOTES TO  FINANCIAL STATEMENTS
                           JANUARY 31, 1996 AND 1995


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BUSINESS - Software Technology, Inc. (STI) is a systems and software engineering firm providing innovative technical solutions for government and industry. STI also produces OS/COMET -- a commercially available command and control development and support system. STI provides systems and software engineering services and COTS products for real-time command, control, and data acquisition systems. STI retains expertise in leading edge technologies supporting applications ranging from bit slice microprocessor software to large realtime systems. STI specializes in command and control applications for ground, flight, test, and process control and has extensive expertise in graphics, simulations, and information systems.

REVENUE AND COST RECOGNITION - The Company recognizes revenues on time-and-material and cost-plus-fixed-fee contracts as time is expended and costs are incurred. The fee on cost-plus fixed fee contracts is recognized ratably over total costs as they are incurred. Revenues and costs from fixed price contracts are recognized on the percentage-of-completion method, measured by the percentage of total costs incurred to date to total estimated costs for each contract. This method is used because management considers total ex pended costs to be the best available measure of progress on these contracts. Costs as used herein exclude, in the early stages of a contract, all or a portion of the costs of materials if, in the opinion of management, it appears that such an exclusion would result in a more accurate measurement of the level of work performed towards contract completion.

Contract costs include all direct material and labor costs and those indirect costs related to contract performance such as indirect labor, supplies, repairs, and depreciation costs.

Certain general and administrative expenses (including bid and proposal expenses) allowable in accordance with United States Government procurement practices are included in contract costs for government contracts because they are identifiable with contract revenue.

Adjustments to cost estimates are made periodically, and losses expected to be incurred on contracts in progress are charged to operations in the period such losses are determined. The aggregate of costs incurred and income recognized on uncompleted contracts in excess of related billings is shown as a current asset, and the aggregate of billings on uncompleted contracts in excess of related costs incurred and income recognized is shown as a current liability.

The Company is also engaged as seller in a number of software products. Generally, revenue is recognized upon delivery of the software. After the sale, if significant obligations remain or significant uncertainties exist about customer acceptance of the software, revenue is deferred until the obligations are satisfied or the uncertainties are resolved. When collectibility of the receivable is in doubt, revenue is recognized under the installment method or cost recovery method. Revenue from software services is recognized as the services are performed.

CASH EQUIVALENTS - For purposes of the statement of cash flows, cash equivalents include time deposits, certificates of deposit, and all highly liquid debt instruments with original maturities of three months or less.

                          SOFTWARE TECHNOLOGY, INC.
                         NOTES TO FINANCIAL STATEMENTS
                           JANUARY 31, 1996 AND 1995


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

CONTRACT AND OTHER RECEIVABLES - The Company considers contract and other receivables to be fully collectible; accordingly, no allowance for doubtful accounts is required.

DEPRECIATION - The cost of property, plant and equipment is depreciated over the estimated useful lives of the related assets. Depreciation is computed on the straight-line method, accelerated cost recovery system and the modified accelerated cost recovery system as appropriate.

AMORTIZATION - The costs of capitalized research and development costs are amortized over their estimated useful lives of three years. Amortization is computed on the straight-line method. The amortization method used is the greater of the amount computed using (a) the ratio that current gross revenues for a product bear to the total of current and anticipated future gross revenues for that product or (b) the straight-line method over the remaining estimated economic life of the product.

INCOME TAXES - Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due and deferred taxes related primarily to differences between the basis of vacation and sick leave for financial and income tax reporting. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred taxes also are recognized for operating losses that are available to offset future taxable income and tax credits that are available to offset future federal income taxes.

RESEARCH AND DEVELOPMENT COSTS - In accordance with Statement of Financial Accounting Standards No. 86, "Accounting for the Costs of Computer Software to Sold, Leased or Otherwise Marketed," the Company capitalizes the direct costs and allocated overhead associated with the development of software products. Initial costs are charged to operations as research prior to the development of a detailed program design or a working model. Costs incurred subsequent to the product release, and research and development performed under contract are charged to operations.


EARNINGS PER SHARE - Earnings per share are based on the proforma average number of shares outstanding in accordance with the Staff Accounting Bulletin of the Security and Exchange Commission. Fully diluted earnings per share are the same amounts as proforma earnings per share. (See Note 7)

                           SOFTWARE TECHNOLOGY, INC.
                        NOTES TO  FINANCIAL STATEMENTS
                           JANUARY 31, 1996 AND 1995


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INTERIM UNAUDITED FINANCIAL STATEMENTS - The unaudited interim financial statements for the nine month periods ended October 31, 1995 and as of October 31, 1996 have been prepared on the same basis as the Company's audited financial statements as of and for the year ended January 31, 1996. In the opinion of management, all adjustments, consisting of normal, recurring accruals, necessary to present fairly the financial position of the Company at October 31, 1996 and the results of operations and cash flows for the nine month periods ended October 31, 1996 and 1995 have been included. The results of operations for such interim periods are not necessarily indicative of the results expected for the full year ending January 31, 1997.

NOTE 2 - ACCOUNTS RECEIVABLE

   The following is a summary of accounts receivable:


                                       January 31,            October 31,
                              -----------------------------  -------------
                                    1996          1995            1996
                              --------------  -------------  --------------
                                                               (Unaudited)
Contract receivables          $ 1,200,577     $ 1,368,879    $ 3,691,522
Retainage receivable              249,920         204,606        231,456
Other receivables                     747          12,738          4,208
                              --------------  -------------  --------------
  Total accounts receivable   $ 1,451,244     $ 1,586,223    $ 3,927,186
                              ==============  =============  ==============


The retainage receivable balance represents contracts which provide for retainage provisions against billable amounts and are due upon completion of the contracts and acceptance by the customer.

The Company expects to collect all receivables within the next fiscal year.

NOTE 3 - PROPERTY AND EQUIPMENT

The following is a summary of property and equipment:


                                 January 31,                October 31,        Estimated
                         ----------------------------      -------------
                             1996            1995             1996               Life
                         ------------    ------------      -------------      -----------
                                                            (Unaudited)
Furniture and equipment  $    404,129    $    317,090      $    492,972        3-8  years
Vehicles                       15,703          15,703            15,703          5  years
Computer equipment          2,243,494       1,312,486         2,853,429          5  years
Leasehold improvements         23,352          23,352            36,246        39.5 years
                         ------------    ------------      -------------
   Total cost               2,686,678       1,668,631         3,398,350
   Less accumulated
   depreciation            (1,474,347)     (1,068,212)       (1,935,451)
                         ------------    ------------      -------------
   Net property and
   equipment             $  1,212,331    $    600,419      $  1,462,899
                         ============    ============      =============

                           SOFTWARE TECHNOLOGY, INC.
                        NOTES TO  FINANCIAL STATEMENTS
                           JANUARY 31, 1996 AND 1995


NOTE 3 - PROPERTY AND EQUIPMENT (CONTINUED)


Depreciation expense charged to general and administrative expense in 1996 and 1995 was $78,737 and $62,160, respectively, and for the nine months ended October 31, 1996 and 1995 (unaudited) was $85,149 and $56,853, respectively. Depreciation expense charged to applied overhead in 1996 and 1995 was $218,555 and $139,038, respectively and for the nine months ended October 31, 1996 and 1995 (unaudited) was $216,315 and $120,354, respectively. Depreciation expense charged directly to cost of sales in 1996 and 1995 was $167,635 and $37,421, respectively, and for the nine months ended October 31, 1996 and 1995 (unaudited) was $174,985 and $124,691, respectively.

NOTE 4 - LINE OF CREDIT

Software Technology, Inc. has a $1,800,000 line of credit as of January 31, 1996 and October 31, 1996 (unaudited) and a $900,000 line of credit with a bank as of January 31, 1995. The note bears interest on the unpaid principal balance at an interest rate per annum equal to the bank's prime rate plus .25% and .50%, respectively. As of January 31, 1996 and 1995 the outstanding draws against the lines were $0 and $900,000, respectively and as of October 31, 1996 (unaudited) was $0. The prime rate at January 31, 1996 and 1995 was 8.5% and 9.0% respectively. The prime rate at October 31, 1996 was 8.5%. All accounts receivable, equipment, furniture and fixtures are pledged as collateral on this line of credit.

The weighted average interest rate on short-term borrowings outstanding at January 31, 1995 was 9.33%.

NOTE 5 - ACCRUED EXPENSES

Accrued expenses consist of the following:


                                                     January 31,              October 31,
                                             ----------------------------    -------------
                                                 1996            1995            1996
                                             ------------    ------------    -------------
                                                                              (Unaudited)
Accrued bonuses                              $   834,030     $    30,000     $    30,000
Accrued payroll taxes payable                     26,672          25,826          27,930
Accrued fringe benefits                          959,515         788,771       1,248,589
Accrued pension and profit sharing               252,058         216,382         349,817
Accrued ESOP payment                             541,929         281,018          69,963
Accrued other                                          -               -          33,804
                                             ------------    ------------    -------------
  Total accrued expenses                     $ 2,614,204     $ 1,341,997     $ 1,760,103
                                             ============    ============    =============

                           SOFTWARE TECHNOLOGY, INC.
                        NOTES TO  FINANCIAL STATEMENTS
                           JANUARY 31, 1996 AND 1995

NOTE 6 - LONG TERM DEBT

Long term debt outstanding consists of the following:


                                                                   January 31,          October 31,
                                                            -----------------------    -------------
                                                               1996         1995           1996
                                                            -----------  ----------    -------------
                                                                                        (Unaudited)
Unsecured note payable to bank,
payable in thirty-six monthly installments
of $630, including interest at 7.25%
beginning October 1994, ending August 1997.                   $  11,221   $  17,584      $     6,122

Note payable to bank, payable in thirty-six
monthly installments of $22,222, beginning
April 1, 1996 and ending on March 1, 1999.
Interest is payable on the unpaid balance at
an interest rate per annum equal to the bank's
prime rate plus .375%.  The note collateralized
by all accounts receivable, equipment and furniture
and fixtures of the Company and prohibits Company
from declaring or paying dividends in excess of the
lesser of 25% of net income or $100,000 without prior
lender approval.                                                   -           -             622,222
                                                            -----------  ----------    -------------

     TOTAL LONG-TERM DEBT                                        11,221      17,584          628,344

     Less: current portion of long-term
      debt                                                       (6,760)     (5,475)        (272,082)
                                                            -----------  ----------    -------------

     TOTAL LONG-TERM DEBT, less
     current portion                                          $   4,461   $  12,109      $   356,262
                                                             ===========  ==========    =============


Future maturities of long-term debt as of January 31, 1996 are as follows:

                                                                                  Amount
                                                                          -----------------
                       January 31, 1997                                       $       6,760
                       January 31, 1998                                               4,461
                                                                          -----------------
                                                                              $      11,221
                                                                          =================

                           SOFTWARE TECHNOLOGY, INC.
                        NOTES TO  FINANCIAL STATEMENTS
                           JANUARY 31, 1996 AND 1995

NOTE 6 - LONG TERM DEBT (CONTINUED)

Future maturities of long-term debt as of October 31, 1996, (unaudited) are as follows:

                       October 31, 1997                                    $   272,082
                       October 31, 1998                                        267,368
                       October 31, 1999                                         88,894
                                                                          ------------
                                                                           $   628,344
                                                                          ============

NOTE 7 - PROFORMA AVERAGE COMMON SHARES


The proforma average number of common shares outstanding of 4,372,608 which is made up of 3,786,600 Common shares and 697,320 Class A Preferred shares has been computed in accordance with a Staff Accounting Bulletin (SAB) of the Securities and Exchange Commission. According the SAB, stock and stock warrants issued within a one year period prior to an initial public offering must be treated as outstanding for all periods presented. Therefore, the shares outstanding at October 31, 1996 of 678,768 have been revised for the six for one stock split plus 300,000 to be issued to Monogenesis at the time the registration becomes effective.

NOTE 8 - EMPLOYEE RETIREMENT PLANS


The Company has a defined contribution pension plan that covers substantially all employees who have met certain age and length of service requirements. Contributions to the plan are 5% of eligible compensation. Eligible compensation for the years ended January 31, 1996 and 1995 was approximately $10,958,000 and $9,401,000, respectively, and for the nine months ended October 31, 1996 and 1995 (unaudited) was $9,919,209 and $8,438,444, respectively. For the years ended January 31, 1996 and 1995 the amount of pension expense was $547,894 and $470,066, respectively and for the nine months ended October 31, 1996 and 1995 (unaudited) were $495,938 and $421,865, respectively.


The Company also sponsors a profit-sharing plan which allows substantially all full-time employees to defer compensation under Section 401(k) of the Internal Revenue Code and the employer to electively contribute to the plan. Employer contributions to the plan are made at the discretion of the Board of Directors. The employer contributions made to the plan for the years ended January 31, 1996 and 1995 were $547,894 and $470,066, respectively and for the nine months ended October 31, 1996 and 1995 (unaudited) were $437,273 and $314,058, respectively.

                           SOFTWARE TECHNOLOGY, INC.
                         NOTES TO  FINANCIAL STATEMENTS
                           JANUARY 31, 1996 AND 1995

NOTE 9 - EMPLOYEE STOCK OWNERSHIP PLAN


The Company has an employee stock ownership plan (ESOP). Contributions to this plan are at the discretion of the Board of Directors. Full time employees who have attained the age of twenty-one (21) and have one year of service are eligible to participate in the plan. Shares purchased by the plan are allocated annually to eligible employees proportional to their compensation, not including overtime and bonuses. Employee stock ownership plan contributions, charged to operations, amounted to $542,064 and $281,018 for the years ending January 31, 1996 and 1995, respectively and for the nine months ended October 31, 1996 and 1995 (unaudited) were $198,375 and $253,254, respectively. The ESOP has 302,286 and 279,440 shares of the total issued and outstanding stock respectively at January 31, 1996 and 1995 and 340,886 shares at October 31, 1996
(unaudited).


The plan acquired 22,886 shares and had 38,600 shares receivable during the year ended January 31, 1996. The plan acquired 23,437 shares during the year end January 31, 1995. The 38,600 shares receivable were received during the period ending October 31, 1996. The shares' fair market value was determined based on independent appraisal for January 31, 1996 and January 31, 1995.


NOTE 10 - LEASE OBLIGATIONS

Office space and equipment is leased under operating leases expiring in various years through 2005.

Minimum future rental payments under non-cancelable operating leases having remaining terms in excess of one year as of January 31, 1996 for each of the next five years and in the aggregate are:

          Year ending January 31:                            Amount
                                                       --------------
          1997                                            $   604,307
          1998                                                511,230
          1999                                                417,345
          2000                                                278,286
          2001                                                268,748
          Subsequent to 2001                                  790,383
                                                       --------------
               Total minimum future rental payments       $ 2,870,299
                                                       ==============


The minimum future rental payments have not been reduced by $178,662 of sublease rentals to be received in the future under non-cancelable subleases. Rent expense for the years ended January 31, 1996 and 1995 was $549,573 and $429,659, respectively, and $487,262 and $398,457 for the nine months ended October 31, 1996 and 1995 (unaudited). Rent expense was offset by sublease rental income for the years ended January 31, 1996 and 1995 of $62,103 and $25,876, respectively, and for both of the nine month periods ended October 31, 1996 and 1995 (unaudited) of $31,052.

                           SOFTWARE TECHNOLOGY, INC.
                         NOTES TO  FINANCIAL STATEMENTS
                           JANUARY 31, 1996 AND 1995


   NOTE 11 - ECONOMIC DEPENDENCY


The Company sells a substantial portion of its products to two major customers in the Satellite Command and Control Industry. Transactions with these major customers, a commercial customer and a group of U.S. Government agencies, consist of the following:



                          1996                                                      Customer 1         Customer 2
                       ----------                                               -----------------   ----------------
Revenues                                                                          $ 10,564,099        $  6,076,692
Accounts Receivable                                                                    763,374                -
Costs and estimated earnings in excess of billings
     on uncompleted contracts                                                        3,241,681             701,094
Billings in excess of costs and estimated earnings on
     uncompleted contracts                                                            (149,569)            (16,868)


                          1995                                                      Customer 1         Customer 2
                       ----------                                               -----------------   ----------------
Revenues                                                                          $  5,052,370        $  5,623,172
Accounts Receivable                                                                    264,271             342,614
Costs and estimated earnings in excess of billings
     on uncompleted contracts                                                        2,501,763             525,000
Billings in excess of costs and estimated earnings on
     uncompleted contracts                                                                -                   -

                  Nine  months ended
                   October 31, 1996
              --------------------------
                      (Unaudited)                                                   Customer 1         Customer 2
                                                                                -----------------   ----------------
Revenues                                                                          $  8,260,875        $  5,562,268
Accounts Receivable                                                                  2,421,394              49,049
Costs and estimated earnings in excess of billings
     on uncompleted contracts                                                        2,181,249             868,019
Billings in excess of costs and estimated earnings on
     uncompleted contracts                                                                -                   -

                  Nine  months ended
                   October 31, 1995
              --------------------------
                      (Unaudited)                                                   Customer 1         Customer 2
                                                                                -----------------   ----------------
Revenues                                                                          $  7,388,675        $  4,554,409
Accounts Receivable                                                                    700,263             465,470
Costs and estimated earnings in excess of billings
     on uncompleted contracts                                                        1,741,939             633,616
Billings in excess of costs and estimated earnings on
     uncompleted contracts                                                                -                   -

                           SOFTWARE TECHNOLOGY, INC.
                        NOTES TO  FINANCIAL STATEMENTS
                           JANUARY 31, 1996 AND 1995


NOTE 12 - RESEARCH AND DEVELOPMENT COSTS


Some research and development costs are charged to operations when incurred and are included in operating expenses. The amounts charged for the years ending January 31, 1996 and 1995 were $154,856 and $102,533, respectively, and for the nine months ended October 31, 1996 and 1995 (unaudited) were $67,545 and $121,339, respectively.

During the years ended January 31, 1996 and 1995, $161,785 and $162,783, respectively, of research and development costs for computer software to be sold or otherwise marketed were capitalized. For the nine months ended October 31, 1996 (unaudited) $117,513 of research and development costs were capitalized. The amortization of costs related to computer software product development held for sale was $84,694 and $23,685 for the years ended January 31, 1996 and 1995 respectively and $81,665 and $46,616 for the nine months ended October 31, 1996 and 1995 (unaudited). The amount of unamortized computer software costs at January 31, 1996 and 1995 was $216,189 and $139,098, respectively, and $252,037 for the nine months ended October 31, 1996 (unaudited).

In management's opinion, the net realizable value of future sales exceeds the carrying value of unamortized software development costs, therefore, no adjustment to carrying value is required.

NOTE 13 - INCOME TAXES

The Company accounts for income taxes in accordance with SFAS No. 109 "Accounting for Income Taxes."

The components of the provision for income taxes are as follows:


                        Year ended January 31,       Nine months ended October 31,
                      ---------------------------  --------------------------------
                           1996        1995               1996           1995
                      ------------- -------------  ----------------- --------------
                                                               (Unaudited)
Current expense
      Federal            $ 596,000   $ 358,400          $  522,000     $  625,000
      State                129,100      79,225             113,000        135,000
Deferred tax benefit
      due to
      temporary
      differences
      Federal               26,800     (71,800)            (62,000)       (30,200)
      State                  3,500     (12,100)            (22,000)       (16,500)
                      ------------- -------------  ----------------- --------------
Total provision for
      income  taxes      $ 755,400   $ 353,725          $  551,000     $  713,300
                      ============= =============  ================= ==============

                          SOFTWARE TECHNOLOGY, INC.
                        NOTES TO FINANCIAL STATEMENTS
                           JANUARY 31, 1996 AND 1995

NOTE 13 - INCOME TAXES (CONTINUED)


The following is a reconciliation of the provisions for income taxes to the expected amounts attributable to continuing operations using the statutory rate:


                                  Year ended January 31,                     Nine months ended October 31,
                        ----------------------------------------          -----------------------------------
                                1996                1995                        1996               1995
                        -------------------  -------------------          ----------------    ---------------
                                                                                       (Unaudited)
Expected statutory
amount                               34.0%               34.0%                    34.0%                34.0%
Nondeductible meals
  and entertainment                    .3                  .3                       .5                   .2
Nondeductible officers
  life insurance                       .5                  .9                       .7                   .4
Tax penalties                          -                   .2                       -                    -
Dividends                            (1.6)               (1.5)                      -                    -
Research and
  experimental credit                 (.6)               (2.1)                      -                    -
State income taxes                    4.6                 4.7                      6.6                  4.7
Other                                 2.8                (3.6)                     6.7                 (1.0)
                                  ---------            ---------                ---------           ---------
Actual tax provision                 40.0%               32.9%                    48.5%                38.3%
                                  =========            =========                =========           =========


Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and amounts used for income tax purposes.

The following is a summary of the significant components of the Company's deferred tax assets and liabilities as of January 31, 1996 and 1995 and for the nine months ended October 31, 1996 (unaudited):


                                                               Nine months
                                          January 31,             ended
                                   -----------------------    --------------
                                      1996          1995        October 31,
                                                                   1996
                                   ----------   -----------   --------------
                                                                (Unaudited)
Accrued vacation and sick leave     $ 301,000    $ 251,300      $  399,000
Depreciation                            2,400         -              3,000
Amortization                          (82,400)        -            (97,000)
                                   -----------  -----------   --------------
Net deferred tax asset              $ 221,000    $ 251,300      $  305,000
                                   ===========  ===========   ==============

                           SOFTWARE TECHNOLOGY, INC.
                         NOTES TO FINANCIAL STATEMENTS
                           JANUARY 31, 1996 AND 1995


NOTE 14 - CONCENTRATIONS OF CREDIT RISK


Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of temporary cash investments. The Company places its temporary cash investments with a financial institution. The amount of credit exposure in excess of federally-insured limits at January 31, 1996 was $1,325,459 and at October 31, 1996 (unaudited) was $557,873.


NOTE 15 - COMMITMENTS AND CONTINGENCIES


On March 20, 1996, the Company sold 29,161 ten year capital stock purchase warrants to its financial advisors for one cent each to purchase 29,161 shares of the Company's capital stock, for a fixed exercise price of $18 per share. The warrants were issued for services rendered in connection with the registration offer. The Company has determined the value of these warrants to be $17,497 and has recorded this amount as a general and administrative expense. As of October 31, 1996 (unaudited), the latest valuation of the Company's stock was $14.03 per share. Since the warrants have an exercise price of $18, these warrants currently have no value. As of October 31, 1996 (unaudited), 107,545 warrants are outstanding and none have been exercised.

The Company has outstanding purchase commitments of $42,020 as of January 31, 1996. These represent outstanding purchase orders for which neither the item nor invoice has been received.


NOTE 16 - RELATED PARTY (UNAUDITED)


Software Technology paid $48,000 in consulting fees during the year ended January 31, 1996 and issued warrants on March 20, 1996 (see Note 7) to a company for which one of the directors of Software Technology, Inc. provides consulting services. Consulting fees paid to this company for the nine months ended October 31, 1996 (unaudited) were $37,215.


NOTE 17 - SUBSEQUENT EVENT


A. NOTE PAYABLE
On March 31, 1996, the Company drew $800,000 down on a note payable which was dated August 31, 1995. The note bears interest on the unpaid principal balance at an interest rate per annum equal to the bank's prime rate plus .375%. The principal is payable in 36 monthly payments of $22,222 beginning April 1, 1996 and ending on March 1, 1999. The note is collateralized by all accounts receivable, equipment and furniture and fixtures of the Company and prohibits the Company from declaring or paying dividends in excess of the lesser of 25% of net income or $100,000 without the prior approval of the lender. The following are future maturities of the above note payable:

                                            Amount
                                        --------------
               1997                       $   222,222
               1998                           266,667
               1999                           266,667
               2000                            44,444
                                        --------------
                                          $   800,000
                                        ==============

                           SOFTWARE TECHNOLOGY, INC.
                        NOTES TO  FINANCIAL STATEMENTS
                           JANUARY 31, 1996 AND 1995


NOTE 17 - SUBSEQUENT EVENT (CONTINUED)

B. TREASURY STOCK

In March and April 1996, the Company reissued 46,986 shares of treasury stock, at cost, in the form of bonuses for service performed during the year ended January 31, 1996. The cost of the stock $199,690 is recorded as accrued bonuses at January 31, 1996.

Also, in April 1996, the Company reissued 38,600 shares of treasury stock, at cost in the form of a contribution to the ESOP plan for the year ended January 31, 1996. The cost of the stock $164,050 is recorded as part of accrued ESOP payment at January 31, 1996.

On May 29, 1996 (unaudited) the Company reissued 18,552 shares of treasury stock, at cost, in the form of bonuses for services performed during 1996. The difference between the market value of the stock, $14.03 per share or $260,285 and its cost, $4.25 per share or $78,846 was recorded as paid in capital.


NOTE 18 - RECLASSIFICATION


Certain amounts in the January 31, 1996 and 1995 balance sheet and statement of cash flows have been reclassified from cost and estimated earnings in excess of billings on uncompleted contracts to accounts receivable to be consistent with the October 31, 1996 (unaudited) presentation.

                           SUPPLEMENTARY INFORMATION

                           SOFTWARE TECHNOLOGY, INC.
                          SCHEDULES OF COST OF SALES
                 FOR THE YEARS ENDED JANUARY 31, 1996 AND 1995



                                             1996               1995
                                        --------------     --------------
COST OF SALES
Central engineering labor               $  4,544,944       $  3,476,820
Branch engineering labor                   1,625,937          1,388,754
Offsite engineering labor                  3,555,422          4,064,085
Arizona engineering labor                  1,058,314            421,330
Other direct costs                         2,670,284          1,359,502
Applied overhead                           6,108,091          5,455,649
Less: research and development costs        (154,856)          (102,533)
                                        --------------     --------------
TOTAL COST OF SALES                     $ 19,408,136       $ 16,063,607
                                        ==============     ==============


                See accompanying notes and accountant's report.

                           SOFTWARE TECHNOLOGY, INC.
               SCHEDULES OF GENERAL AND ADMINISTRATIVE EXPENSES
                 FOR THE YEARS ENDED JANUARY 31, 1996 AND 1995

                                              1996              1995
                                         -------------      ------------
GENERAL AND ADMINISTRATIVE EXPENSES
  Marketing & recruiting salary           $   147,041       $   138,968
  Referral fee                                  4,200             -
  Bonuses and incentive awards                839,271           201,833
  Bid and proposal                            129,076           167,339
  Marketing and recruiting expense            136,127            56,251
  Contributions                                 1,980             4,665
  Penalties                                     -                 4,804
  Office salaries                             182,598           155,920
  System managers salaries                     39,463            29,284
  Advertising                                  91,994               281
  Conference and meeting expense               13,481             8,816
  Entertainment                                 2,880             1,924
  Taxes - other                                 6,889               770
  Officers' administrative time               119,426           114,101
  Insurance                                    32,252            16,633
  Officers' life insurance                     27,063            27,837
  Tangible and intangible property tax         23,762            19,367
  Directors' fees                              35,000            35,000
  Professional fees                            55,715            43,787
  Miscellaneous business expense               23,187            30,813
  Severance pay                                24,080             6,600
  Utilities                                     8,654             7,811
  Communication                                25,013            14,200
  Rent                                         28,729            23,034
  Equipment rent/repair/maintenance            41,614            34,867
  Depreciation                                 78,737            62,160
  Travel and meals                             89,891            69,276
  Unallowable overhead travel                   -                   117
  Relocation                                      388               906
  Office supplies                              61,863            56,258
  Dues and subscriptions                        9,099             4,267
  Process improvements                         52,089            17,881
  Non-productive time                             828            13,117
  Training and meetings                        61,963            19,871
  Administrative time                         411,930           398,593
  ESOP contributions                          542,064           281,018
  Administrative personnel expense            491,223           469,917
  Automobile expenses                           1,099               381
                                         -------------      -------------
TOTAL GENERAL AND ADMINISTRATIVE
 EXPENSES                                $  3,840,669       $ 2,538,667

                                         =============      =============

                See accompanying notes and accountant's report.

                           SOFTWARE TECHNOLOGY, INC.
                         SCHEDULES OF APPLIED OVERHEAD
                 FOR THE YEARS ENDED JANUARY 31, 1996 AND 1995

                                            1996         1995
                                        ------------  -----------
APPLIED OVERHEAD
PERSONNEL OVERHEAD
  Vacation                              $   846,623   $   754,568
  Holiday                                   499,859       442,968
  Sick leave                                313,043       277,834
  Continuing education                       52,858        54,097
  Employee morale                            54,879        34,478
  Payroll taxes                             988,925       890,096
  Pension administrative costs               69,972        80,462
  Pension                                   547,894       470,066
  Insurance                               1,150,305     1,210,224
  Long term disability pay                   15,460             -
  Profit sharing                            547,894       470,066
  Service award                               8,033         7,831
  Other                                           -         1,548
                                        ------------  ------------
  TOTAL PERSONNEL OVERHEAD                5,095,745     4,694,238
                                        ------------  ------------
CENTRAL DEPARTMENT OVERHEAD
  Utilities                                  62,649        51,994
  Communication                              96,093        55,400
  Office rent                               178,452       154,013
  Repair/rent/maintenance                    98,120        51,926
  Depreciation                              134,525        85,325
  Amortization                               84,694        23,685
  Relocation                                  4,402        20,652
  Facilities consultant                         813             -
  Dues and subscriptions                        680         1,577
  Office supplies                            72,416        59,036
  Non-productive time                         2,943         4,615
  Administrative time                       137,340       100,425
                                        ------------  ------------
  TOTAL CENTRAL DEPARTMENT OVERHEAD         873,127       608,648
                                        ------------  ------------

                See accompanying notes and accountant's report.

                           SOFTWARE TECHNOLOGY, INC.
                   SCHEDULES OF APPLIED OVERHEAD (CONTINUED)
                 FOR THE YEARS ENDED JANUARY 31, 1996 AND 1995



                                             1996             1995
                                        --------------   --------------
BRANCH DEPARTMENT OVERHEAD
  Utilities                                   11,147          10,711
  Communication                               31,390          31,718
  Office rent                                240,117         206,483
  Equipment repair and maintenance            22,574          26,241
  Depreciation                                31,738          26,857
  Travel                                          59             515
  Relocation                                  12,357           6,258
  Dues and subscriptions                       1,531           1,589
  Office supplies                             28,168          20,088
  Non-productive time                          1,937             294
  Administrative time                         73,562          60,821
                                        --------------   --------------

TOTAL BRANCH DEPARTMENT OVERHEAD             454,580         391,575
                                        --------------   --------------

OFF-SITE OVERHEAD

  Communication                                   26             338
  Repairs and maintenance                        472               -
  Depreciation                                 2,736             602
  Travel                                         366             239
  Relocation                                  16,695          39,676
  Dues and subscriptions                       1,013             798
  Office supplies                              1,460           1,294
  Non-productive time                          3,321           5,657
  Administrative time                         12,759           4,428
                                        --------------   --------------
TOTAL OFF-SITE OVERHEAD                       38,848          53,032
                                        --------------   --------------


                See accompanying notes and accountant's report.

                           SOFTWARE TECHNOLOGY, INC.
                   SCHEDULES OF APPLIED OVERHEAD (CONTINUED)
                 FOR THE YEARS ENDED JANUARY 31, 1996 AND 1995

                                           1996            1995
                                       ------------   ------------
ARIZONA OVERHEAD
  Communication                              3,576            396
  Rent                                         420            185
  Repair/rent/maintenance                    4,332            418
  Depreciation                              49,556         26,254
  Travel                                       968          -
  Relocation                                43,239        140,680
  Office supplies                           12,565          2,622
  Administrative time                       21,030          7,518
  Non-productive time                        1,328          -
                                       ------------   -------------
TOTAL ARIZONA OVERHEAD                     137,014        178,073
                                       ------------   -------------

PERSONNEL EXPENSES APPLIED TO GENERAL
  AND ADMINISTRATIVE                      (491,223)      (469,917)
                                       ------------   ------------

TOTAL APPLIED OVERHEAD                 $ 6,108,091    $ 5,455,649
                                       ============   ============

                See accompanying notes and accountant's report.

                         INDEPENDENT AUDITOR'S REPORT


Board of Directors and Stockholders
Software Technology, Inc.

We have audited the balance sheet of Software Technology, Inc. (a C-corporation) as of January 31, 1995, and the related statements of income and retained earnings, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit included examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the 1995 financial statements referred to above present fairly, in all material respects, the financial position of Software Technology, Inc. as of January 31, 1995, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplementary information on pages 87-93 is presented for purposes of additional analysis and is not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.


Hoyman, Dobson & Company, P.A.
Melbourne, Florida
March 31, 1995

                         INDEPENDENT AUDITOR'S REPORT


Board of Directors and Stockholders
Software Technology, Inc.

We have audited the balance sheet of Software Technology, Inc. (a C-corporation) as of January 31, 1994, and the related statements of income, retained earnings, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Software Technology, Inc. as of January 31, 1994, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplementary information on pages 87-93 is presented for purposes of additional analysis and is not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audit off the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

Hoyman, Dobson & Company, P.A.
Melbourne,  Florida
August 15, 1996

                           SOFTWARE TECHNOLOGY, INC.
                                 BALANCE SHEETS
                           JANUARY 31, 1995 AND 1994

                                    ASSETS

                                                              1995               1994
                                                          ------------       ------------
CURRENT ASSETS
   Cash and cash equivalents                              $     8,640        $   968,007
   Accounts receivable                                      1,586,223            729,174
   Costs and estimated earnings in excess of
     billings on uncompleted contracts, pledged             3,819,887          2,372,028
   Prepaid expenses                                            14,491             18,176
   Deferred charges                                              -                24,961
   Deferred income taxes                                      251,300            167,400
                                                          ------------       ------------

     TOTAL CURRENT ASSETS                                   5,680,541          4,279,746
                                                          ------------       ------------

PROPERTY AND EQUIPMENT
   Cost                                                     1,668,631          1,197,412
   Accumulated depreciation                                (1,068,212)          (901,867)
                                                          ------------       ------------

     NET PROPERTY AND EQUIPMENT                               600,419            295,545
                                                          ------------       ------------

OTHER ASSETS
   Intangible assets, net of accumulated amortization
     of $23,685 in 1995 and $0 in 1994                        139,098               -
   Deposits                                                    31,308             38,611
   Cash surrender value of life insurance                      19,742             16,715
                                                          ------------       ------------

     TOTAL OTHER ASSETS                                       190,148             55,326
                                                          ------------       ------------

     TOTAL ASSETS                                         $ 6,471,108        $ 4,630,617
                                                          ============       ============

         The accompanying notes are an integral part of this statement.

                           SOFTWARE TECHNOLOGY, INC.
                          BALANCE SHEETS (CONTINUED)
                           JANUARY 31, 1995 AND 1994


                     LIABILITIES AND STOCKHOLDERS' EQUITY

                                                                 1995               1994
                                                            --------------     --------------
CURRENT LIABILITIES
  Line of credit                                             $    900,000        $      -
  Accounts payable                                                149,040             86,017
  Accrued expenses                                              1,341,997          1,193,025
  Billings in excess of costs and estimated earnings
   on uncompleted contracts                                        27,045                  -
  Income taxes payable                                             91,500              3,631
  Stock dividend payable                                                -             38,400
  Current portion, long-term debt                                   5,475              4,026
                                                            --------------     --------------

     TOTAL CURRENT LIABILITIES                                  2,515,057          1,325,099
                                                            --------------     --------------

LONG-TERM LIABILITIES

  Long-term debt, less current portion                             12,109               -
  Other liabilities                                                 5,191               -
                                                            --------------     --------------

     TOTAL LONG-TERM LIABILITIES                                   17,300               -
                                                            --------------     --------------

     TOTAL LIABILITIES                                          2,532,357          1,325,099
                                                            --------------     --------------

STOCKHOLDERS' EQUITY

  Common stock, $.01 par value, 800,000 shares
     authorized, 768,400 issued and 593,182 outstanding             7,684              7,684
  Paid in capital                                                  29,030             29,030
  Retained earnings                                             4,646,800          4,013,567
                                                            --------------     --------------

                                                                4,683,514          4,050,281

  Treasury stock, common, 175,218 shares at cost                 (744,763)          (744,763)
                                                            --------------     --------------

     TOTAL STOCKHOLDERS' EQUITY                                 3,938,751          3,305,518
                                                            --------------     --------------

     TOTAL LIABILITIES AND  STOCKHOLDERS' EQUITY             $  6,471,108      $   4,630,617
                                                            ==============     ==============

        The accompanying notes are an integral part of this statement.

                           SOFTWARE TECHNOLOGY, INC.
                   STATEMENTS OF INCOME AND RETAINED EARNINGS
                 FOR THE YEARS ENDED JANUARY 31, 1995 AND 1994

                                                     1995             1994
                                                --------------   --------------
REVENUES FROM SERVICES                          $  19,760,600       16,760,901

COST OF SALES                                      16,063,607       13,400,749
                                                --------------   --------------

GROSS PROFIT                                        3,696,993        3,360,152

GENERAL AND ADMINISTRATIVE EXPENSES                 2,538,667        2,510,867

RESEARCH AND DEVELOPMENT COSTS                        102,533          126,478
                                                --------------   --------------

OPERATING INCOME                                    1,055,793          722,807
                                                --------------   --------------

OTHER INCOME (EXPENSE)
  Interest income                                      34,805           38,633
  Interest expense                                    (11,524)          (2,502)
  Loss on disposal of fixed assets                     (3,139)         (49,428)
                                                --------------   --------------

     TOTAL OTHER INCOME (EXPENSE)                      20,142          (13,297)
                                                --------------   --------------

INCOME BEFORE INCOME TAXES                          1,075,935          709,510

INCOME TAX EXPENSE                                    353,725          215,900
                                                --------------   --------------

NET INCOME, AS RESTATED FOR 1994                      722,210          493,610

RETAINED EARNINGS, BEGINNING OF YEAR                4,013,567        3,608,934

DEDUCT: CASH DIVIDENDS ($.15 PER SHARE
     IN 1995 AND 1994)                                (88,977)         (88,977)
                                                --------------   --------------

RETAINED EARNINGS, END OF YEAR                  $   4,646,800     $  4,013,567
                                                ==============   ==============

        The accompanying notes are an integral part of this statement.

                           SOFTWARE TECHNOLOGY, INC.
                           STATEMENTS OF CASH FLOWS
                     YEARS ENDED JANUARY 31, 1995 AND 1994

                                                                      1995              1994
                                                                 --------------    --------------
CASH FLOWS FROM OPERATING  ACTIVITIES:
  Cash received from customers                                    $ 17,488,101     $  16,265,406
  Interest received                                                     34,805            38,633
  Cash paid to suppliers and employees                             (18,197,759)      (15,350,784)
  Interest paid                                                        (11,524)           (2,502)
  Income taxes paid                                                   (349,756)         (304,164)
                                                                 --------------    --------------

     NET CASH PROVIDED BY (USED IN) OPERATING
       ACTIVITIES                                                   (1,036,133)          646,589
                                                                 --------------    --------------

CASH FLOWS FROM INVESTING  ACTIVITIES:
  Cash paid for acquisition of capital assets                         (526,512)         (193,883)
  Cash paid for capitalized research and development                  (162,783)             -
                                                                 --------------    --------------

     NET CASH USED IN INVESTING ACTIVITIES                            (689,295)         (193,883)
                                                                 --------------    --------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Net borrowings under line of credit                                  900,000              -
  Principal payments on long-term debt                                  (6,562)          (52,341)
  Dividends paid                                                      (127,377)         (139,554)
                                                                 --------------    --------------

     NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES               766,061          (191,895)
                                                                 --------------    --------------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                  (959,367)          260,811

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR                           968,007           707,196
                                                                 --------------    --------------

CASH AND CASH EQUIVALENTS, END OF YEAR                            $      8,640      $    968,007
                                                                 ==============    ==============

        The accompanying notes are an integral part of this statement.

                           SOFTWARE TECHNOLOGY, INC.
                           STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED JANUARY 31, 1995 AND 1994

                                                                      1995              1994
                                                                 --------------    --------------
RECONCILIATION OF NET INCOME TO NET CASH
  PROVIDED BY (USED IN) OPERATING ACTIVITIES:

  Net income                                                      $    722,210      $    493,610
                                                                 --------------    --------------
  Adjustments to reconcile net income to net cash
    provided by (used in) operating activities:

    Depreciation and amortization                                      262,304           155,012
    Loss on disposal of fixed assets                                     3,139            49,464
    (Increase) decrease in accounts receivable                        (857,049)          355,845
    Increase in costs and estimated earnings in
      excess of billings on uncompleted contracts                   (1,447,859)         (373,289)
    Decrease in other receivables                                         -               14,745
    (Increase) decrease in prepaid expenses                              3,685           (15,619)
    (Increase) decrease in deferred charges                             24,961           (24,961)
    Increase in deferred income taxes                                  (83,900)         (132,500)
    Decrease in deposits                                                 7,303            22,654
    Increase in cash surrender value of life insurance                  (3,027)           (3,610)
    Increase in accounts payable                                        63,023            31,400
    Increase in accrued expenses                                       148,972           515,027
    Increase in billings in excess of costs and
      estimated earnings on uncompleted contracts                       27,045          (485,425)
    Increase in income taxes payable                                    87,869            44,236
    Increase in other liabilities                                        5,191              -
                                                                 --------------    --------------

    Total adjustments                                               (1,758,343)          152,979
                                                                 --------------    --------------

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES               $ (1,036,133)     $    646,589
                                                                 ==============    ==============

SUPPLEMENTAL INFORMATION ON NONCASH
  INVESTING AND FINANCIAL ACTIVITIES:

In 1994, the Company financed leasehold improvements with a note payable in the amount of $20,120.

        The accompanying notes are an integral part of this statement.

                           SOFTWARE TECHNOLOGY, INC.
                        NOTES TO  FINANCIAL STATEMENTS
                           JANUARY 31, 1995 AND 1994


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BUSINESS - Software Technology, Inc. (STI) is a systems and software engineering firm providing innovative technical solutions for government and industry. STI also produces OS/COMET -- a commercially available command and control development and support system. STI provides systems and software engineering services and COTS products for real-time command, control, and data acquisition systems. STI retains expertise in leading edge technologies supporting applications ranging from bit slice microprocessor software to large realtime systems. STI specializes in command and control applications for ground, flight, test, and process control and has extensive expertise in graphics, simulations, and information systems.

REVENUE AND COST RECOGNITION - The Company recognizes revenues on time-and-material and cost-plus-fixed-fee contracts as time is expended and costs are incurred. The fee on cost-plus fixed fee contracts is recognized ratably over total costs as they are incurred. Revenues and costs from fixed price contracts are recognized on the percentage-of-completion method, measured by the percentage of total costs incurred to date to total estimated costs for each contract. This method is used because management considers total ex pended costs to be the best available measure of progress on these contracts. Costs as used herein exclude, in the early stages of a contract, all or a portion of the costs of materials if, in the opinion of management, it appears that such an exclusion would result in a more accurate measurement of the level of work performed towards contract completion.

Contract costs include all direct material and labor costs and those indirect costs related to contract performance such as indirect labor, supplies, repairs, and depreciation costs.

Certain general and administrative expenses (including bid and proposal expenses) allowable in accordance with United States Government procurement practices are included in contract costs for government contracts because they are identifiable with contract revenue.

The asset "Costs and estimated earnings in excess of billings on uncompleted contracts" represents costs and associated revenues which have been recognized but not billed.

The Company is also engaged as seller in a number of software transactions. Generally, revenue is recognized upon delivery of the software. After the sale, if significant obligations remain or significant uncertainties exist about customer acceptance of the software, revenue is deferred until the obligations are satisfied or the uncertainties are resolved. When collectibility of the receivable is in doubt, revenue is recognized under the installment method or cost recovery method. Revenue from software services is recognized as the services are performed.

CASH EQUIVALENTS - For purposes of the statement of cash flows, cash equivalents include time deposits, certificates of deposit, and all highly liquid debt instruments with original maturities of three months or less.

                           SOFTWARE TECHNOLOGY, INC.
                        NOTES TO  FINANCIAL STATEMENTS
                           JANUARY 31, 1995 AND 1994

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

CONTRACT AND OTHER RECEIVABLES - The Company considers contract and other receivables to be fully collectible; accordingly, no allowance for doubtful accounts is required.

DEPRECIATION - The cost of property, plant and equipment is depreciated over the estimated useful lives of the related assets. Depreciation is computed on the straight-line method, accelerated cost recovery system and the modified accelerated cost recovery system as appropriate.

AMORTIZATION - The costs of capitalized research and development costs are amortized over their estimated useful lives of three years. Amortization is computed on the straight-line method. The amortization method used is the greater of the amount computed using (a) the ratio that current gross revenues for a product bear to the total of current and anticipated future gross revenues for that product or (b) the straight-line method over the remaining estimated economic life of the product.

INCOME TAXES - Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due and deferred taxes related primarily to differences between the basis of vacation and sick leave for financial and income tax reporting. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred taxes also are recognized for operating losses that are available to offset future taxable income and tax credits that are available to offset future federal income taxes.

RESEARCH AND DEVELOPMENT COSTS - In accordance with Statement of Financial Accounting Standards No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed," the Company capitalizes the direct costs and allocated overhead associated with the development of software products. Initial costs are charged to operations as research prior to the development of a detailed program design or a working model. Costs incurred subsequent to the product release, and research and development performed under contract are charged to operations.

EARNINGS PER SHARE - Earnings per share mounts are based on the weighted average number of shares outstanding (539,182 in 1996 and 1995).

                           SOFTWARE TECHNOLOGY, INC.
                        NOTES TO  FINANCIAL STATEMENTS
                           JANUARY 31, 1995 AND 1994


NOTE 2 - ACCOUNTS RECEIVABLE

The following is a summary of accounts receivable at January 31:

                                                             1995             1994
                                                       -------------      -------------
Contract receivables                                      $ 1,368,879       $ 473,819
Retainage receivable                                          204,606         262,175
Billings in excess of costs and estimated
   earnings on uncompleted contracts                             -             (6,820)
Other receivables                                              12,738           -
                                                       ---------------    -------------
  Total accounts receivable                               $ 1,586,223       $ 729,174
                                                       ===============    =============

The retainage receivable balance represents contracts which provide for retainage provisions against billable amounts and are due upon completion of the contracts and acceptance by the customer.

NOTE 3 - PROPERTY AND EQUIPMENT

The following is a summary of property and equipment at January 31:

                                                                                            Estimated
                                             1995                       1994                   Life
                                        ----------------           --------------         ------------
Furniture and equipment                $     317,090               $   333,539            3-8  years
Vehicles                                      15,703                    15,703              5  years
Computer equipment                         1,312,486                   848,170              5  years
Leasehold improvements                        23,352                     -                39.5 years
                                       -----------------           --------------
  Total cost                               1,668,631                 1,197,412
Less accumulated depreciation             (1,068,212)                 (901,867)
                                       -----------------           --------------
  Net property and equipment           $     600,419               $   295,545
                                       =================           ==============

Depreciation expense charged to general and administrative expense in 1995 and 1994 was $62,160 and $43,360, respectively. Depreciation expense charged to applied overhead in 1995 and 1994 was $139,038 and $99,390, respectively. Depreciation expense charged to cost of sales in 1995 and 1994 was $37,421 and $12,262, respectively.

                           SOFTWARE TECHNOLOGY, INC.
                        NOTES TO  FINANCIAL STATEMENTS
                           JANUARY 31, 1995 AND 1994

NOTE 4 - LINE OF CREDIT

Software Technology, Inc. has a $900,000 line of credit with a bank. The note bears interest on the unpaid principal balance at an interest rate per annum equal to the bank's prime rate plus .50%. As of January 31, 1995 and 1994 the outstanding draws against the line were $900,000 and $0, respectively. The prime rate at January 31, 1995 was 9%. All accounts receivable are pledged as collateral on this line of credit.

The weighted average interest rate on short-term borrowings outstanding at January 31, 1995 was 9.33%.


NOTE 5 - ACCRUED EXPENSES

Accrued expenses consist of the following at January 31:

                                          1995             1994
                                    --------------    --------------
Accrued bonus                          $    30,000    $         -
Accrued payroll taxes payable               25,826           22,407
Accrued fringe benefits                    788,771          556,205
Accrued pension and profit sharing         216,382          175,706
Accrued employee stock ownership           281,018          438,707
                                    ---------------   --------------
  Total accrued expenses               $ 1,341,997    $   1,193,025
                                    ===============   ==============

NOTE 6 - LONG TERM DEBT

Long term debt outstanding at January 31 consists of the following:

                                                               1995             1994
                                                           ------------     ------------
Note payable to bank, payable in forty-eight monthly
installments of $345, including interest at 10.91% be-
ginning May 1990, secured by a van.                        $     -          $    1,018

Note payable to bank, payable in thirty-six monthly
installments of $3,008, including interest at prime plus
 .75% beginning March 1991, secured by equipment and
fixtures.                                                        -               3,008

Unsecured note payable to bank, payable in thirty-six
monthly installments of $630, including interest at 7.25%
beginning October 1994.                                        17,584            -
                                                            ------------    -------------

                           SOFTWARE TECHNOLOGY, INC.
                        NOTES TO  FINANCIAL STATEMENTS
                           JANUARY 31, 1995 AND 1994

NOTE 6 - LONG TERM DEBT (CONTINUED)

                                               1995                1994
                                           -------------       -----------
TOTAL LONG-TERM DEBT                              17,584             4,026

Less: current portion of long-term debt            5,475             4,026
                                            ------------       -----------
TOTAL LONG-TERM DEBT, less current portion     $  12,109       $     -
                                            ============       ===========

Following are maturities of long-term debt for each of the next three years:

                                               Amount
                                             ---------

                         1996               $   5,475
                         1997                   6,941
                         1998                   5,168
                                           -----------
                                            $  17,584
                                           ===========

NOTE 7 - EMPLOYEE RETIREMENT PLAN

The Company has a defined contribution pension plan that covers substantially all employees who have met certain age and length of service requirements. Contributions to the plan are 5% of eligible compensation. Eligible compensation for the years ended January 31, 1995 and 1994 was approximately $9,401,000 and $8,774,000, respectively. For the years ended January 31, 1995 and 1994 the amount of pension expense was $470,066 and $438,707, respectively.

The Company also sponsors a profit-sharing plan which allows substantially all full-time employees to defer compensation under Section 401(k) of the Internal Revenue Code and the employer to electively contribute to the plan. Employer contributions to the plan are made at the discretion of the Board of Directors. The employer contributions made to the plan for the years ended January 31, 1995 and 1994 were $470,066 and $263,224, respectively.

NOTE 8 - EMPLOYEE STOCK OWNERSHIP PLAN

The Company has an employee stock ownership plan (ESOP). Contributions to this plan are at the discretion of the Board of Directors. Full time employees who have attained the age of twenty-one (21) and have one year of service are eligible to participate in the plan. Shares purchased by the plan are allocated annually to eligible employees proportional to their compensation, not including overtime and bonuses. Employee stock ownership plan contributions, charged to operations, amounted to $281,018 and $438,707 for the years ending January 31, 1995 and 1994, respectively. The ESOP has 279,440 shares of the total issued and outstanding stock at January 31, 1995 and 1994.

                           SOFTWARE TECHNOLOGY, INC.
                        NOTES TO  FINANCIAL STATEMENTS
                           JANUARY 31, 1995 AND 1994


NOTE 9 - LEASE OBLIGATIONS


Office space and equipment is leased under operating leases expiring in various years through 2003.


Minimum future rental payments under non-cancelable operating leases having remaining terms in excess of one year as of January 31, 1995 for each of the next five years and in the aggregate are:

    Year ending January 31:                     Amount
                                            --------------
       1996                                   $    468,821
       1997                                        466,391
       1998                                        426,694
       1999                                        340,205
       2000                                        202,786
       Subsequent to 2000                        1,029,786
                                             --------------
       Total minimum future rental payments   $  2,934,683
                                             ==============

The minimum future rental payments have not been reduced by $242,089 of sublease rentals to be received in the future under non-cancelable subleases. Rent expense for the years ended January 31, 1995 and 1994 was $429,659 and $443,556, respectively which was offset by sublease rental income for the years ended January 31, 1995 and 1994 of $25,876 and -0-, respectively.


NOTE 10 - ECONOMIC DEPENDENCY


The Company sells a substantial portion of its products to two major customers. Sales to these major customers aggregated $5,052,370 and $5,623,172 for the year ended January 31, 1995 and $322,800 and $7,320,963 for the year ended January 31, 1994. Amounts due from these major customers included in accounts receivable, were $264,271 and $342,614 at January 31, 1995 and $322,800 and $666,938 at January 31, 1994, respectively. Amounts included in costs and estimated earnings in excess of billings on uncompleted contracts were $2,501,763 and $525,009 at January 31, 1995 and $0 and $228,076 at January 31,
1994, respectively.


NOTE 11 - RESEARCH AND DEVELOPMENT COSTS

Most research and development costs are charged to operations when incurred and are included in operating expenses. The amounts charged for the years ending January 31, 1995 and 1994 were $102,533 and $126,478, respectively.

During the year ended January 31, 1995, $162,783 of research and development costs for computer software to be sold or otherwise marketed were capitalized. The amortization of costs related to computer software products held for sale was $23,685. The amount of unamortized computer software costs at January 31, 1995 was $139,098.

                           SOFTWARE TECHNOLOGY, INC.
                        NOTES TO  FINANCIAL STATEMENTS
                           JANUARY 31, 1995 AND 1994


NOTE 11 - RESEARCH AND DEVELOPMENT COSTS (CONTINUED)


In management's opinion, the net realizable value of future sales exceeds the carrying value of unamortized software development costs; therefore, no adjustment to carrying value is required.

NOTE 12 - INCOME TAXES

The components of the provision for income taxes at January 31 are as follows:

                                                                     1995          1994
                                                                 -----------    -----------
Current expense
   Federal                                                         $ 358,400    $  290,020
   State                                                              79,225        58,380
Deferred tax benefit due to temporary differences
   Federal                                                           (71,800)     (112,126)
   State                                                             (12,100)      (20,374)
                                                                  -----------    -----------
                                                                   $ 353,725    $  215,900
                                                                  ===========    ===========

The following is a reconciliation of the provisions for income taxes to the expected amounts using the statutory rate:

                                                                      1995          1994
                                                                    --------     ---------
Expected statutory amount                                            34.0%         34.0%
Nondeductible meals and entertainment                                  .3             -
Nondeductible officers life insurance                                  .9           1.2
Tax penalties                                                          .2             -
Dividends                                                            (1.5)         (1.8)
Deferred tax adjustment                                                -          (12.2)
Research and experimental credit                                     (2.1)            -
State income taxes                                                    2.4           4.9
Other                                                                (1.3)          4.3
                                                                  ----------   -----------
   Actual tax provision                                              32.9%         30.4%
                                                                  ==========   ===========

                           SOFTWARE TECHNOLOGY, INC.
                         NOTES TO  FINANCIAL STATEMENTS
                           JANUARY 31, 1995 AND 1994


NOTE 12 - INCOME TAXES (CONTINUED)


Deferred income taxes reflect the net tax effects of temporary differences between carrying amounts of assets and liabilities for financial reporting purposes and amounts used for income tax purposes.

The following is a summary of the significant components of the Company's deferred tax assets and liabilities as of January 31, 1995 and 1994.


                                   1995          1994
                                 ---------     --------
Accrued payroll expenses         $ 251,300     $ 167,400

NOTE 13 - CONCENTRATIONS OF CREDIT RISK

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of temporary cash investments. The Company places its temporary cash investments with a financial institution. The amount of credit exposure in excess of federally-insured limits at January 31, 1995 was $530,053.

NOTE 14 - COMMITMENTS AND CONTINGENCIES

The Company has outstanding purchase commitments of $83,560 as of January 31, 1995. These represent outstanding purchase orders for which neither the item nor invoice has been received.

NOTE 15 - RECLASSIFICATION

Certain amounts in the balance sheet and income statement for the year ended January 31, 1994 have been reclassified to be consistent with the year ended January 31, 1995 presentation.

NOTE 16 - RESTATEMENT

The accompanying financial statements for the year ended January 31, 1994 have been restated to correct an error in recording the deferred income taxes made in the year ended January 31, 1994. The effect of the restatement was to increase net income for the year ended January 31, 1994 by $86,600.

                           SUPPLEMENTARY INFORMATION

                           SOFTWARE TECHNOLOGY, INC.
                          SCHEDULES OF COST OF SALES
                 FOR THE YEARS ENDED JANUARY 31, 1995 AND 1994

                                                   1995                   1994
                                              ---------------        ----------------
COST OF SALES
Central engineering labor                       $  3,476,820           $  2,594,504
Branch engineering labor                           1,388,754              1,416,829
Offsite engineering labor                          4,064,085              3,594,815
Arizona engineering labor                            421,330                      -
Other direct costs                                 1,359,502              1,915,045
Applied overhead                                   5,455,649              3,924,730
 Less: research and development costs               (102,533)               (45,174)
                                             ----------------    ---------------------
TOTAL COST OF SALES                             $ 16,063,607           $ 13,400,749
                                             ================    =====================

                 See accompanying notes and accountant's report

                           SOFTWARE TECHNOLOGY, INC.
               SCHEDULES OF GENERAL AND ADMINISTRATIVE EXPENSES
                 FOR THE YEARS ENDED JANUARY 31, 1995 AND 1994

                                            1995        1994
                                       ------------------------
GENERAL AND ADMINISTRATIVE EXPENSES
     Marketing & recruiting salary        $ 138,968   $ 122,252
     Bonus                                  121,500       6,300
     Bid and proposal                       167,339     320,012
     Marketing & recruiting expense          56,251      71,418
     Contributions                            4,665       2,099
     Penalties                                4,804          67
     Office salaries                        155,920     192,740
     System managers salaries                29,284      22,579
     Advertising                                281      21,702
     Conference                               8,816       6,447
     Entertainment                            1,924       1,825
     Awards                                  80,333       -
     Taxes - other                              770       1,175
     Officer's administrative time          114,101     109,325
     Insurance                               16,633      25,323
     Officers' life insurance                27,837      24,879
     Tangible & intangible property tax      19,367      18,779
     Directors' fees                         35,000      35,000
     Miscellaneous                           21,802       6,371
     Professional fees                       43,787      35,044
     Miscellaneous business expense           9,011       6,251
     Severance pay                            6,600       7,336
     Utilities                                7,811      17,835
     Communication                           14,200      10,744
     Rent                                    23,034      43,925
     Equipment rent/repair/maintenance       34,867      30,966
     Depreciation                            62,160      43,360
     Travel                                  59,434      35,811
     Unallowable overhead travel                117       -
     Travel and meals                         9,842       3,506
     Amortization                              -            691
     Relocation                                 906       -
     Facilities consultant                     -          5,564
     Office supplies                         56,258      33,175
     Dues and subscriptions                   4,267       3,306
     Process improvements                    17,881       -
     Non-productive time                     13,117         281
     Training and meetings                   19,871      23,196

                See accompanying notes and accountant's report.

                           SOFTWARE TECHNOLOGY, INC.
         SCHEDULES OF GENERAL AND ADMINISTRATIVE EXPENSES (CONTINUED)
                 FOR THE YEARS ENDED JANUARY 31, 1995 AND 1994

                                                 1995                    1994
                                            ---------------         -------------

Administrative time                                398,593              301,159
Training and meeting expense                         -                   12,369
ESOP                                               281,018              438,707
Administrative personnel expense                   469,917              468,645
Automobile expenses                                    381                  703
                                            ----------------        -------------
TOTAL GENERAL AND ADMINISTRATIVE
 EXPENSES                                     $  2,538,667         $  2,510,867
                                            ================        =============



                See accompanying notes and accountant's report.

                           SOFTWARE TECHNOLOGY, INC.
                         SCHEDULES OF APPLIED OVERHEAD
                 FOR THE YEARS ENDED JANUARY 31, 1995 AND 1994


                                            1995          1994
                                         ------------    ---------
APPLIED OVERHEAD
PERSONNEL OVERHEAD
     Vacation                            $   754,568   $   606,086
     Holiday                                 442,968       359,596
     Sick leave                              277,834       221,409
     Continuing education                     54,097        41,477
     Employee morale                          34,478        30,437
     Payroll taxes                           890,096       721,020
     Pension administrative costs             80,462        43,702
     Retirement                              470,066       438,707
     Insurance                             1,210,224       888,577
     Profit sharing                          470,066       263,224
     Service award                             7,831         2,711
     Other                                     1,548         -
                                         -------------   ---------

     TOTAL PERSONNEL OVERHEAD              4,694,238     3,616,946
                                         -------------   ---------
CENTRAL DEPARTMENT OVERHEAD
     Utilities                                51,994        65,447
     Communication                            55,400        38,798
     Office rent                             154,013       144,878
     Repair/rent/maintenance                  51,926        33,702
     Depreciation                             85,325        81,275
     Amortization                             23,685        11,571
     Relocation                               20,652        10,704
     Facilities consultant                     -            22,257
     Dues and subscriptions                    1,577         1,110
     Office supplies                          59,036        21,972
     Non-productive time                       4,615         4,324
     Administrative time                     100,425        34,638
                                         -------------    --------

     TOTAL CENTRAL DEPARTMENT OVERHEAD       608,648       470,676
                                         -------------    --------



                See accompanying notes and accountant's report

                           SOFTWARE TECHOLOGY, INC.
                   SCHEDULES OF APPLIED OVERHEAD (CONTINUED)
                 FOR THE YEARS ENDED JANUARY 31, 1995 AND 1994

                                                 1995                 1994
                                             --------------       -----------
BRANCH DEPARTMENT OVERHEAD
     Utilities                                   10,711                5,451
     Communication                               31,718               24,443
     Office rent                                206,483              157,378
     Equipment repair and maintenance            26,241               18,216
     Depreciation                                26,857               16,564
     Travel                                         515                1,195
     Relocation                                   6,258                2,980
     Dues and subscriptions                       1,589                1,483
     Office supplies                             20,088               20,444
     Non-productive time                            294                  980
     Administrative time                         60,821               26,268
                                             --------------       -------------

       TOTAL BRANCH DEPARTMENT OVERHEAD         391,575              275,402
                                             --------------       -------------

OFF-SITE OVERHEAD

     Communication                                  338                  279
     Depreciation                                   602                1,551
     Travel                                         239                  410
     Relocation                                  39,676               15,467
     Dues and subscriptions                         798                1,032
     Office supplies                              1,294                2,016
     Non-productive time                          5,657                9,416
     Administrative time                          4,428                  180
                                             --------------      -------------

       TOTAL OFF-SITE OVERHEAD                   53,032               30,351
                                             --------------      -------------

                See accompanying notes and accountant's report.

                           SOFTWARE TECHNOLOGY, INC.
                   SCHEDULES OF APPLIED OVERHEAD (CONTINUED)
                 FOR THE YEARS ENDED JANUARY 31, 1995 AND 1994

                                           1995              1994
                                       -------------     -----------
ARIZONA OVERHEAD
     Communication                            396            -
     Rent                                     185            -
     Repair/rent/maintenance                  418            -
     Depreciation                          26,254            -
     Relocation                           140,680            -
     Office supplies                        2,622            -
     Administrative time                    7,518            -
                                      -------------    -------------

        TOTAL ARIZONA OVERHEAD            178,073            -
                                      -------------    -------------

PERSONNEL EXPENSES APPLIED TO GENERAL
  AND ADMINISTRATIVE                     (469,917)        (468,645)
                                      -------------    --------------

        TOTAL APPLIED OVERHEAD        $ 5,455,649      $ 3,924,730
                                      =============    ==============

                See accompanying notes and accountant's report.

                          INDEPENDENT AUDITOR'S REPORT

Board of Directors
Exigent International, Inc.
(A Development Stage Enterprise)


We have audited the accompanying balance sheet of Exigent International, Inc., (a Delaware corporation and development stage enterprise) as of October 31, 1996. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.


In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Exigent International, Inc. as of October 31, 1996, in conformity with generally accepted accounting principles.


Hoyman, Dobson & Company, P.A.
Melbourne, Florida

December 6 , 1996

                          EXIGENT INTERNATIONAL, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                                 BALANCE SHEET


                                                     October 31, 1996
                                                    ------------------
                               ASSETS
Current Assets
     Organization costs                                $  14,870
                                                    ==================


                     LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
     Other liabilities                                 $  14,870

Stockholders' Equity                                       -
                                                    -----------------

Total Liabilities and Stockholders' Equity             $  14,870
                                                    ==================

                           See notes to Balance Sheet

                          EXIGENT INTERNATIONAL, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                          NOTES TO FINANCIAL STATEMENT



NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


BUSINESS - Exigent International, Inc. is a development stage enterprise which was incorporated on March 25, 1996, in Delaware. Exigent International, Inc. was formed as a holding company to acquire all of the issued and outstanding stock of Software Technology, Inc. in exchange for stock and warrants of Exigent International, Inc.

DEVELOPMENT STAGE - The Company has not commenced operations as of July 31, 1996 and the only activity to date has been solely in conjunction with the incorporation and registration process.


NOTE 2 - ORGANIZATION COSTS


Organization costs represent the cost of incorporation and will be amortized on the straight line method over five years.

NOTE 3 - RELATED PARTY

Exigent International, Inc., will acquire all of the issued and outstanding stock and all the outstanding warrants of Software Technology, Inc., a Florida corporation, in exchange for stock and warrants of the Company upon the filed registration statement becoming effective.

The company's management is the same as the management of Software Technology, Inc.

NOTE 4 -  CAPITAL STRUCTURE


Exigent International, Inc. is authorized at July 31, 1996 to issue the following number of shares at the stated par value:

                              Shares            Par Value
                             Authorized         Per Share
                            ------------       -----------
Common Shares                30,00,000           $ 0.01
Class D Common Shares          600,000           $ 0.01
Class A Preferred Shares     5,000,000           $ 0.01
Preferred Shares            10,000,000           $ 0.01

     No dealer, salesman or other person has been authorized to give any information or to make any representations other than those contained in this Prospectus and if given or made, such information or representations must not be relied upon as having been authorized by the Issuer. The delivery of this Prospectus at any time does not imply that the information herein is correct as of any time subsequent to its date of issue. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of these securities.



-----------------
TABLE OF CONTENTS
-----------------

                                 Page
                                 ----
Additional Information              2
Summary                             2
Risk Factors                        7
Plan of Distribution               12
Use of Proceeds                    14
Capitalization                     14
Business                           16
Management's Discussion            26
   and Analysis of Financial
   Condition
Legal Proceedings                  31
Management                         31
Principal and Selling              35
   Shareholders and Security
   Ownership of Management
Securities                         38
Dividends                          41
Liability and Indemnification      42
   of Directors
Legal Matters                      44
Experts                            44
Financial Statements               45

      -------------------------------

                            3,520,245 COMMON SHARES


                                      AND


                            1,070,270 COMMON STOCK

                               PURCHASE WARRANTS


                                      OF


                          EXIGENT INTERNATIONAL, INC.



                        ______________________________

                                  PROSPECTUS

                        ______________________________



                           __________________, 1997



     UNTIL [90 DAYS], 1997, ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS
-------   --------------------------------------


Item 13.  Other Expenses of Issuance and Distribution
          -------------------------------------------


     Expenses of the offering are estimated to be approximately $150,000 which amount includes the following items:


     Registration fee - federal              $ 1,853
     Registration fees - state               $     0
     Transfer Agent Fees*                    $20,000
     Printing and EDGAR Filing Costs*        $18,000
     Legal Fees (including fees relating
     to the reorganization)*                 $50,000
     Accounting Fees                         $15,000
     Consultant Fees                         $45,000
                    * estimates

Item 14.  Indemnification of Directors and Officers
          -----------------------------------------


     The Issuer has provisions in its Certificate of Incorporation which limit its directors' monetary liability to it or its shareholders except: (a) for any breach of the director's duty of loyalty to the corporation or its shareholders;
(b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) for unlawful payment of dividends or unlawful repurchase or redemption of its own stock; or (d) for any transaction from which the director derived an improper personal benefit.

     The Issuer is required to indemnify its officers and directors for any liability incurred by them in their capacity as such except in relation to matters as to which any such director or officer or former director or officer or person shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty.

Item 15.  Recent Sales of Unregistered Securities
          ---------------------------------------

     On the effective date of this Registration Statement, the Issuer issued 3,486,600 Common Shares and 697,320 Class A Preferred Shares to the shareholders of Software Technology, Inc. in exchange for all of STI's issued and outstanding stock. The Issuer issued 645,270 Common Stock Purchase Warrants in exchange for all of STI's issued and outstanding warrants on the same date. The Issuer claims exemption from registration under Section 4(2) of the Securities Act of 1933.

     The securities issued to Monogenesis Corporation, 2,149,975 of the Common Shares issued to STI shareholders and all of the Warrants will be registered under this Registration Statement. The remaining securities issued will bear a restrictive legend.

Item 16.  Exhibits and Financial Statement Schedules
          ------------------------------------------


              INDEX TO EXHIBITS AND FINANCIAL STATEMENT SCHEDULES
---------------------------------------------------------------------------------------------
                                                                           Exhibit      Page
                                                                         Table Number  Number
                                                                         ------------  ------
---------------------------------------------------------------------------------------------
I.   Plan of Acquisition, Reorganization, Arrangement,                         2
     Liquidation or Succession
---------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
                                                                           Exhibit      Page
                                                                         Table Number  Number
                                                                         ------------  ------
---------------------------------------------------------------------------------------------
     (i)   Stock Purchase Agreement and Plan of                                           *
           Reorganization (excluding all Schedules except 1.1)
---------------------------------------------------------------------------------------------
     (ii)  Amendment to Stock Purchase Agreement and Plan                                 *
           of Reorganizaiton
---------------------------------------------------------------------------------------------

II.        Articles of Incorporation and Bylaws                                3
----------------------------------------------------------------------------------------------

     (i)   Certificate of Incorporation of Exigent International,                         *
           Inc.
---------------------------------------------------------------------------------------------
     (ii)  Amended and Restated Certificate of Incorporation of                           +
           Exigent International, Inc.
---------------------------------------------------------------------------------------------
     (iii) Bylaws of Exigent International, Inc.                                          *
---------------------------------------------------------------------------------------------
III.       Opinion of Counsel - Legality of Securities Being                   5          *
            Registered
---------------------------------------------------------------------------------------------
IV.        Material Contracts                                                  10
---------------------------------------------------------------------------------------------
     (i)   Agreement Between Exigent International, Inc. and                              *
           Transfer Agent
----------------------------------------------------------------------------------------------
     (ii)  Common Stock Purchase Warrant Agreement                                        *
           Between Exigent International, Inc. and Warrant
           Agent
----------------------------------------------------------------------------------------------
     (iii) Contract Between Motorola, Inc. Government and                                 X
           Systems Technology Group, Satellite
           Communications Division and Software Technology,
           Inc.
----------------------------------------------------------------------------------------------
     (iv)  Contract Between Naval Research Laboratory and
           Software Technology, Inc.                                                      *
----------------------------------------------------------------------------------------------
     (v)   Subcontract/Purchase Order Between Loral Federal                               X
           Systems Company and Software Technology, Inc.
----------------------------------------------------------------------------------------------
     (vi)  Purchase Orders from Allied Signal Technical                                   +
           Services Corporation
----------------------------------------------------------------------------------------------
V.   Statements re Computation of Earnings                                     11
---------------------------------------------------------------------------------------------
VI.  Subsidiaries of the Registrant                                            21         *
---------------------------------------------------------------------------------------------
VII. Consent of Experts                                                        23
---------------------------------------------------------------------------------------------
     (i)   Consent of Hoyman, Dobson & Company, P.A.,
           Certified Public Accountants
----------------------------------------------------------------------------------------------
     (ii)  Consent of Counsel - See Exhibit 5
----------------------------------------------------------------------------------------------
    VIII. Financial Data Schedule                                              27         X
----------------------------------------------------------------------------------------------



* Filed with the Registration Statement to which this is Pre-Effective Amendment No. 2.

+    Filed with Pre-Effective Amendment No. 1.
X    Filed with Pre-Effective Amendment No. 2.

Item 17.  Undertakings
          ------------

     The undersigned registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES
                                  ----------

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this pre-effective amendment no. 3 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Melbourne, State of Florida, on January 13, 1997.


Exigent International, Inc.


By: /S/ Jeffrey C Clift
    ------------------------------------
    Jeffrey C. Clift, President, Chief Executive Officer

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


/S/ Jeffrey C. Clift                            on January 13, 1997
------------------------------------------------
Jeffrey C. Clift, President, Chief Executive Officer


/S/ Don F. Riordan Jr.                          on January 13, 1997
------------------------------------------------
Don F. Riordan, Jr., Chief Financial Officer

          The following are at least a majority of the directors of
                         Exigent International, Inc.:

/S/ Jeffrey C. Clift                            on January 13, 1997
------------------------------------------------
Jeffrey C. Clift


/S/ Don F. Riordan, Jr                          on January 13, 1997
------------------------------------------------
Don F. Riordan, Jr.


/S/David J. Nowacki                             on January 13, 1997
------------------------------------------------
David J. Nowacki


/S/ Daniel J. Stark                             on January 13, 1997
------------------------------------------------
David J. Stark


/S/ William K. Presley                          on January 13, 1997
------------------------------------------------
William K. Presley


/S/ Thomas O. Chewning, Jr                      on January 13, 1997
------------------------------------------------
Thomas O. Chewning, Jr.